UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

Century Aluminum Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 10, 2005

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Century Aluminum Company (the “Company”) will be held at 8:30 a.m., local time, on Wednesday, August 10, 2005, at the Executive Offices of the Company, 2511 Garden Road, Building A, Suite 200, Monterey, California, for the following purposes:

1.	To elect three Class III Directors to the Board of Directors, each for a term of three years;

2.	To act upon a proposal to amend the Company’s Restated Certificate of Incorporation, as amended (the “Restated Charter”) to increase the number of authorized shares of the Company’s common stock, par value $.01 per share;

3.	To consider and act upon a proposal to amend and restate the Company’s 1996 Stock Incentive Plan (the “1996 Plan”);

4.	To consider and act upon a proposal to amend and restate the Company’s Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”);

5.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005; and

6.	To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on July 5, 2005, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and at any adjournments or postponements thereof.

By Order of the Board of Directors, Gerald J. Kitchen Executive Vice President, General Counsel, Chief Administrative Officer and Secretary

Monterey, California
July ___, 2005

YOUR VOTE IS IMPORTANT
If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please complete, sign, date and return promptly the enclosed proxy card in the enclosed postage-paid envelope.

PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1: ELECTION OF DIRECTORS
PROPOSAL NO. 2: ADOPTION OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL NO. 3: APPROVAL OF THE AMENDED AND RESTATED STOCK INCENTIVE PLAN
PROPOSAL NO. 4: AMENDMENTS TO THE NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
PROPOSAL NO. 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
STOCKHOLDER PROPOSALS
Appendix A
Appendix B
Appendix C

CENTURY ALUMINUM COMPANY

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
August 10, 2005

General

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Century Aluminum Company, a Delaware corporation (the “Company”), of proxies for use at the Annual Meeting of Stockholders to be held on August 10, 2005, commencing at 8:30 a.m., local time, at the Executive Offices of the Company, 2511 Garden Road, Building A, Suite 200, Monterey, California 93940, and at any adjournments or postponements thereof. The matters to be considered and acted upon at the meeting are described below in this Proxy Statement.

     The approximate mailing date of this Proxy Statement and the accompanying proxy card is July ___, 2005.

Voting Rights and Votes Required

     Only stockholders of record at the close of business on July 5, 2005, will be entitled to notice of and to vote at the Annual Meeting. As of such record date, the Company had outstanding 32,149,154 shares of common stock. Each stockholder is entitled to one vote for each share of common stock held. The holders of a majority of the outstanding shares will constitute a quorum for the transaction of business at the meeting. Shares of common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

     The affirmative vote of the holders of a plurality of the shares of common stock present or represented at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock is required for the approval of the amendment to the Restated Charter. The affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote, is required for approval of each of the other items being submitted to the stockholders for a vote at the meeting. Shares represented by a properly signed proxy card received pursuant to this solicitation will be voted in accordance with the instructions thereon. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter will have the same legal effect as a vote against the matter. If a broker or nominee holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will not be considered as present and entitled to vote with respect to each matter other than to amend the Restated Charter. Broker non-votes will have the effect of a vote against the proposal to amend the Restated Charter.

     A stockholder may revoke a proxy at any time before it is exercised by submitting a later-dated proxy, notifying the Secretary of the Company in writing, or voting in person at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of June 29, 2005 (except as otherwise noted) by: (i) each person known by the Company to be the beneficial owner of five percent or more of the outstanding shares of common stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table under the heading “Executive Compensation” below, and (iv) all directors and executive officers of the Company as a group.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership(1)		Percentage of Class
Glencore International AG	9,320,089	(2)	29.0
David W. Beckley	38,537		*
Roman A. Bninski	26,500	(3)	*
Craig A. Davis	238,266	(4)	*
Robert E. Fishman	3,000	(5)	*
John C. Fontaine	10,250	(6)	*
E. Jack Gates	21,793	(7)	*
Gerald J. Kitchen	34,219		*
Daniel J. Krofcheck	17,755	(8)	*
John P. O’Brien	25,000	(9)	*
Stuart M. Schreiber	22,000	(10)	*
Willy R. Strothotte	26,500	(11)	*
Jack E. Thompson	5,333	(12)	*
All directors and executive officers as a group (14 persons)	481,499	(13)	1.49

*	Less than one percent.

(1)	Each individual or entity has sole voting and investment power, except as otherwise indicated.

(2)	Based upon information set forth in a Schedule 13D filing dated May 25, 2004, Glencore International AG beneficially owns such shares through its subsidiary, Glencore AG. The business address of each of Glencore International AG and Glencore AG is Baarermattstrasse 3, P.O. Box 555, CH 6341, Baar, Switzerland.

(3)	Includes 26,500 shares which are subject to presently exercisable options.

(4)	Includes 23,000 shares which are subject to presently exercisable options. Excludes 9,320,089 shares beneficially owned by Glencore International AG, of which Mr. Davis is a director.

(5)	Includes 3,000 shares which are subject to presently exercisable options.

(6)	Includes 10,000 shares which are subject to presently exercisable options. Also includes 250 shares that Mr. Fontaine owns jointly with his wife.

(7)	Includes 10,000 shares which are subject to presently exercisable options.

(8)	Includes 10,000 shares which are subject to presently exercisable options.

(9)	Includes 20,000 shares which are subject to presently exercisable options.

(10)	Includes 22,000 shares which are subject to presently exercisable options.

(11)	Includes 26,500 shares which are subject to presently exercisable options. Excludes 9,320,089 shares beneficially owned by Glencore International AG, of which Mr. Strothotte serves as Chairman.

(12)	Includes 3,333 shares which are subject to presently exercisable options.

(13)	Includes 154,333 shares which are subject to presently exercisable options. Excludes 9,320,089 shares beneficially owned by Glencore International AG.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     The Board of Directors consists of 8 members, divided into three classes: Class I, Class II and Class III. Directors in each such class are elected to serve for three-year terms, with each class standing for election in successive years. At the Annual Meeting, three Class III Directors will be elected to serve until the third succeeding Annual Meeting of the Stockholders of the Company in 2008. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted “FOR” the election as director of each of the nominees identified below. If any nominee declines or is unable to serve, the proxy solicited herewith may be voted for the election of another person in his stead at the discretion of the proxies. Each of the nominees hereinafter named has indicated his willingness to serve if elected, and the Board of Directors has no reason to believe that any of the nominees will not be available to serve. Set forth below is certain information concerning the three nominees for election and the other directors of the Company with unexpired terms of office. Each nominee is currently a director of the Company.

Class III Directors with Terms to Expire in 2008

		Business Experience and Principal Occupation or	Director
Name and Age*		Employment During Past 5 Years; Other Directorships	Since
Craig A. Davis	65	Chief Executive Officer since October 15, 2003; our Chairman of the Board since August 1995; Chairman and Chief Executive Officer from August 1995 to December 2002; Director of Glencore International AG since December 1993 and Executive of Glencore from September 1990 to June 1996.	1995

Robert E. Fishman, Ph.D.(1)(3)	53	Senior Vice President of Calpine Corporation since 2001; President of PB Power, Inc. from 1998 to 2001 and Senior Vice President from 1991 to 1998.	2002

Jack E. Thompson(1)(2)(3)	55	Director of Stillwater Mining Co. since 2002; Director of Phelps Dodge Corp. since 2003; Director of Tidewater Inc. since 2005; Vice Chairman of Barrick Gold Corporation from December 2001 to April 28, 2005; Chairman of the Board and Chief Executive Officer of Homestake Mining Company from 1998 to 2001, and Chairman, President and Chief Executive Officer from 1998 to 1999; serves on the advisory board of Resource Capital Funds III, LLP.	2005

Class I Directors with Terms to Expire in 2006

		Business Experience and Principal Occupation or	Director
Name and Age*		Employment During Past 5 Years; Other Directorships	Since
Roman A. Bninski(1)	59	Partner, law firm of Curtis, Mallet-Prevost, Colt & Mosle LLP, New York, New York since 1984.	1996

Stuart M. Schreiber	51	Founder and Managing Director of Integis, Inc. since	1999
		1997; former partner of Heidrick & Struggles from 1988 to 1997.

Willy R. Strothotte(6)	61	Chairman of the Board of Glencore International AG since	1996
		1994 and Chief Executive Officer from 1993 to December 2001; Director of Minara Resources Ltd. since 2000; Chairman of the Board of Xstrata AG (formerly Südelektra Holding AG) since 1990.

Class II Directors with Terms to Expire in 2007

		Business Experience and Principal Occupation or	Director
Name and Age*		Employment During Past 5 Years; Other Directorships	Since
John C. Fontaine(1)(2)(3)(5)	73	Of Counsel, law firm of Hughes Hubbard & Reed LLP since January 2000 and partner from July 1997 to December 1999; President of Knight-Ridder, Inc. from July 1995 to July 1997; Chairman of the Samuel H. Kress Foundation; Trustee of the National Gallery of Art.	1996

John P. O’Brien(1)(2)(3)(4)(5)	64	Managing Director of Inglewood Associates Inc. since 1990; Chairman of Allied Construction Products since March 1993; Director of Preformed Line Products Company since May 2004; Director of Oglebay Norton Company since April 2003; Chairman and CEO of Jeffrey Mining Products L.P. from October 1995 to June 1999.	2000

*	Ages as of August 10, 2005

(1)	Independent director under NASD Marketplace Rule 4200(a)(15).

(2)	Member of Compensation Committee.

(3)	Member of Audit Committee.

(4)	Audit committee financial expert.

(5)	Member of Nominating Committee.

(6)	Mr. Strothotte was designated to serve as one of the Company’s directors by Glencore International AG.

Board and Committee Meetings; Directors’ Compensation; Communication with Directors

     The entire Board of Directors met 9 times during 2004. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and of any Board Committee on which such director served.

Independent Directors

     The Board of Directors has determined that each of Roman A. Bninski, Robert E. Fishman, John C. Fontaine, John P. O’Brien and Jack E. Thompson are “independent” as such term is defined under National Association of Securities Dealers (“NASD”) Marketplace Rule 4200(a)(15). William R. Hampshire, who retired from the Board effective December 31, 2004, also was independent.

     In accordance with NASDAQ corporate governance standards, the independent directors have meet in executive session without the presence of management three times since the date of the Company’s 2004 Annual Meeting.

     Audit Committee

     In accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board of Directors has established an Audit Committee comprised of Messrs. Fishman, Fontaine, O’Brien and Thompson. Mr. Thompson, who was elected as a director on March 31, 2005, began serving on the Audit Committee following its June 2005 meeting. The Board of Directors has designated Mr. O’Brien, who serves as Chairman of the Audit Committee, as the “audit committee financial expert,” as described under Item 401(h) of Regulation S-K under the Securities Act of 1933, as amended. Mr. O’Brien and the other members of the Audit Committee are each “independent” as such term is defined in Rule 10A-3(b)(1) under the Exchange Act and NASD Marketplace Rule 4200(a)(15).

     The Audit Committee’s responsibility includes:

•	overseeing the financial reporting process for which management is responsible;

•	approving the engagement of the independent auditors for audit and non-audit services;

•	monitoring the independence of the independent auditors;

•	approving all audit and non-audit services and fees to the independent auditors;

•	reviewing the scope and results of the audit with the independent auditors;

•	reviewing the scope and results of internal audit procedures with the Company’s internal auditors;

•	evaluating and discussing with the independent auditors and management the effectiveness of the Company’s system of internal accounting controls;

•	approving transactions with Glencore International AG and its subsidiaries (collectively, “Glencore”); and

•	making inquiries into other matters within the scope of its duties.

In 2004, the Audit Committee held four meetings.

     Compensation Committee

     During 2004, the members of the Compensation Committee were Messrs. Fontaine, Hampshire and O’Brien. Mr. Hampshire retired as a director effective December 31, 2004. Mr. Thompson began serving on the Compensation Committee at its June 2005 meeting. Messrs. Fontaine, O’Brien and Thompson are each, and Mr. Hampshire was, “independent” as required under applicable NASDAQ listing standards. The Compensation Committee reviews and establishes the compensation of the Company’s executive officers and has oversight responsibility for administering and awarding grants under the Company’s 1996 Stock Incentive Plan. In 2004, the Compensation Committee held five meetings.

     Nominating Committee

     The members of the Nominating Committee are Messrs. Fontaine and O’Brien. Messrs. Fontaine and O’Brien are each independent as required under NASD Marketplace Rule 4350(c)(4)(A). The Nominating Committee is responsible for recruiting and recommending candidates for election to the Board of Directors. The Nominating Committee may identify candidates for director nominees by soliciting names of potential candidates from a variety of sources, including directors, officers, other individuals with whom the Nominating Committee members are familiar, or through its own research. In addition, the Nominating Committee may retain a search firm to identify qualified candidates for director nominees. The Nominating Committee will also consider nominees recommended by stockholders who submit such recommendations in writing to the Corporate Secretary. The qualifications and standards the Nominating Committee will apply in evaluating any recommendations for nomination to the Board of Directors include, but are not limited to: (i) significant business or public experience that is relevant and beneficial to the Company and the Board of Directors, (ii) a willingness and ability to make a sufficient time commitment to the affairs of the Company in order to perform effectively the duties of a director, including regular attendance of Board of Directors meetings and committee meetings, (iii) a commitment to the long-term growth and profitability of the Company, (iv) personal qualities of leadership, character and judgment, and a reputation of integrity and an adherence to high ethical standards, and (v) requirements relating to composition of the Board of Directors under applicable law and listing standards.

     On the recommendation of a search firm engaged to assist in the identification of qualified director candidates, the Nominating Committee recommended that the Board of Directors elect Mr. Thompson as a director, and Mr. Thompson was subsequently elected to the Board effective March 31, 2005.

     The Board of Directors has adopted a Nominating Committee Charter which is available in the Investors section of the Company’s website, located at www.centuryaluminum.com. During 2004, the Nominating Committee met 13 times.

     Directors’ Compensation

     Directors who are full-time salaried employees of the Company are not compensated for their service on the Board or on any Board Committee. Non-employee directors receive an annual retainer of $25,000 for their services. In addition, each non-employee director received a fee of $2,000 during 2004 for each Board or Board Committee meeting attended. Mr. O’Brien, in his capacity as Chairman of the Audit Committee, receives an additional $5,000 annual retainer and an additional $1,000 per Audit Committee meeting attended. All directors are reimbursed for their travel and other expenses incurred in attending Board and Board Committee meetings.

     Under the Company’s Non-Employee Directors’ Stock Option Plan, each director who is not an employee of the Company received a one-time grant of options to purchase 10,000 shares of common stock. Mr. Bninski’s grant became effective upon the closing of the Company’s initial public offering at an exercise price equal to the initial public offering price, while grants to Messrs. Fishman, Fontaine, O’Brien, Schreiber, Strothotte and Thompson became effective upon their election as directors at an exercise price equal to the market price of the Company’s common stock at such times. One-third of the options vest on the grant date, and an additional one-third vest on each of the first and second anniversaries of the grant date. In addition, the Directors’ Plan provides for annual grants of options to each non-employee director continuing in office after the annual meeting of stockholders each year at an exercise price equal to the market price of such shares on the date of the grant. During 2004, non-employee directors each received options to purchase 3,000 shares. If the amended and restated 1996 Plan is approved by the shareholders, future option grants to non-employee directors shall be made under the 1996 Plan, as amended and restated.

     Stockholder Communications with the Board of Directors

     Stockholders may communicate in writing with the Board of Directors or any individual director(s) by sending such written communication to the following address:

Corporate Secretary
Century Aluminum Company
2511 Garden Road, Building A, Suite 200
Monterey, California 93940

     Any written communications received by the Corporate Secretary will be forwarded to the Board or the appropriate director(s).

     Attendance at Annual Meetings

     The Company encourages, but does not require, the attendance of the members of the Board at its Annual Meetings. One director attended the 2004 Annual Meeting.

Executive Compensation

     Summary Compensation Table

     The following table sets forth information with respect to the compensation paid or awarded by the Company to the individual who served as Chief Executive Officer and the Company’s other four most highly compensated executive officers (collectively, the “Named Executive Officers”) for services rendered in all capacities during 2002, 2003 and 2004.

Summary Compensation Table

	Annual Compensation				Long-Term
				Other	Compensation
				Annual	Awards/Payouts
Name and				Compensation	LTIP	All Other
Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	Payouts ($)(2)	Compensation ($)(3)
Craig A. Davis(4)	2004	$809,167	$1,810,000	-0-	$1,283,514	$9,600
Chairman and Chief	2003	$558,333	$525,000	-0-	1,092,036	$8,400
Executive Officer	2002	$728,708	$390,000	$91,283	-0-	$7,200

Gerald J. Kitchen	2004	$281,292	$497,775	-0-	$339,591	$24,848
Executive Vice	2003	$269,333	$130,000	-0-	292,917	$27,179
President, General	2002	$264,897	$85,000	$41,808	-0-	$30,745
Counsel, Chief Administrative Officer and Secretary

David W. Beckley	2004	$279,083	$431,200	-0-	$335,971	$13,065
Executive Vice	2003	$266,896	$129,000	-0-	289,929	$10,845
President and Chief	2002	$260,905	$85,000	-0-	-0-	$9,645
Financial Officer

E. Jack Gates(5)	2004	$310,417	$511,250	-0-	$207,020	$14,249
Executive Vice	2003	$235,842	$125,000	-0-	165,539	$13,114
President and	2002	$189,000	$80,000	-0-	-0-	$8,690
Chief Operating Officer

	Annual Compensation				Long-Term
				Other	Compensation
				Annual	Awards/Payouts
Name and				Compensation	LTIP	All Other
Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	Payouts ($)(2)	Compensation ($)(3)
Daniel J. Krofcheck	2004	$195,292	$341,700	-0-	$173,164	$13,202
Vice President and	2003	$187,135	$86,000	$5,795	159,340	$14,456
Treasurer	2002	$179,884	$75,000	-0-	-0-	$13,870

(1)	Represents reimbursement of interest on funds borrowed to pay estimated taxes due upon the vesting of performance share grants.

(2)	LTIP Payouts for 2004 represent the value realized by the Named Executive Officers for performance share units that vested based on the Company’s achievement of award targets for the three-year period from 2002 through 2004, as determined by the Compensation Committee on March 21, 2005. The value of the vested performance share units was calculated using a per share price of $33.37, the average of the high and low sales price of the Company’s common stock on the NASDAQ National Market on March 21, 2005, the date of vesting. Also includes accrued dividend equivalents paid to Messrs. Davis, Kitchen, Beckley, Gates and Krofcheck upon the vesting of the performance share units in the amounts of $5,744, $1,520, $1,503, $926 and $775, respectively. LTIP Payouts for 2003 represent the value realized by the Named Executive Officers for performance share units that vested based on the Company’s achievement of award targets for the three-year period from 2001 through 2003, as determined by the Compensation Committee on April 13, 2004. The value of the vested performance share units was calculated using a per share price of $24.35, the average of the high and low sales price of the Company’s common stock on the NASDAQ National Market on April 13, 2004, the date of vesting. Also includes accrued dividend equivalents paid to Messrs. Davis, Kitchen, Beckley, Gates and Krofcheck upon the vesting of the performance share units in the amounts of $15,474, $4,151, $4,108, $2,346 and $2,258, respectively.

(3)	All other compensation is comprised of matching contributions under the Company’s Defined Contribution Retirement Plan for each of the Named Executive Officers. In 2004, those contributions were $9,600 for each of Messrs. Davis, Kitchen, Beckley and Gates and $6,879 for Mr. Krofcheck. All other compensation also includes Company-paid life insurance premiums in 2004 in the amounts of $2,445, $3,465, $4,055 and $3,415 for Messrs. Kitchen, Beckley, Gates and Krofcheck, respectively, and $12,803, $2,908, and $594 for imputed interest income for below-market interest rate tax loans for Messrs. Kitchen, Krofcheck, and Gates, respectively.

(4)	Mr. Davis served as Chairman and Chief Executive Officer until January 1, 2003, when he was succeeded as Chief Executive Officer. Mr. Davis continued to serve as Chairman of the Board of Directors and was reelected as Chief Executive Officer on October 15, 2003.

(5)	Mr. Gates was elected Executive Vice President effective April 1, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Value Table

     The following table sets forth information regarding the shares acquired and value realized by the Named Executive Officers upon the exercise of options during 2004 and the aggregate number and value of options held by the Named Executive Officers at December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

			Number of Shares
			Underlying		Value of
	Shares		Unexercised Options		Unexercised Options
	Acquired on	Value Realized	at December 31, 2004 (#)		at December 31, 2004 ($)(2)
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Craig A. Davis	127,000	$1,468,881	23,000	0	$304,980	—
Gerald J. Kitchen	61,666	$711,711	0	0	—	—
David W. Beckley	80,000	$925,612	0	0	—	—
E. Jack Gates	10,000	$177,973	10,000	0	$192,100	—
Daniel J. Krofcheck	—	—	10,000	0	$100,100	—

(1)	The value realized represents the difference between the exercise price of the options and the last reported sale price of the Company’s common stock on the NASDAQ National Market on the respective dates the options were exercised.

(2)	Value of unexercised options is calculated on the basis of the difference between the respective option exercise prices and $26.26, the last reported sale price for the Company’s common stock on the NASDAQ National Market on December 31, 2004.

     Long-Term Incentive Plan Awards Table

     The following table sets forth information with respect to performance shares awarded to the Named Executive Officers during 2004 under the 1996 Plan.

Long-Term Incentive Plans — Awards in Last Fiscal Year

		Performance or
		Other Period
		until	Estimated Future Common Stock Payouts
	Performance	Maturation or	Under Non-Stock Price-Based Plans
Name	Shares (#)(1)	Payout	Threshold (#)	Target (#)(2)	Maximum (#)(3)
Craig A. Davis	27,887	2004-2006	-0-	27,887	41,831
Gerald J. Kitchen	7,837	2004-2006	-0-	7,837	11,756
David W. Beckley	7,780	2004-2006	-0-	7,780	11,670
E. Jack Gates	8,581	2004-2006	-0-	8,581	12,872
Daniel J. Krofcheck	4,076	2004-2006	-0-	4,076	6,114

(1)	Performance shares represent shares of the Company’s common stock that, upon vesting, are issued to the award recipient. Except as described herein, performance shares are forfeited if the award recipient is not employed full-time by the Company at the end of the award cycle period. In the event of death, disability or retirement, the award recipient will receive a pro rata award based upon the number of weeks employed during the award cycle period. To the extent dividends are paid on the Company’s common stock, dividend equivalents accrue on performance shares and are paid upon vesting.

(2)	Target payouts represent the target number of shares that will vest if the Company achieves specified performance targets (“Award Targets”) in their entirety for the period. Award Targets are based upon guidelines adopted under the 1996 Plan. The Compensation Committee of the Board of Directors has retained full discretion to modify awards under the guidelines. If Award Targets are not achieved in their entirety, awards may be adjusted downward or eliminated in their entirety. In addition, regardless of performance against Award Targets, the committee’s discretion includes the right to determine that, should circumstances warrant, no award would be payable.

(3)	Maximum payouts represent the maximum number of shares that the Compensation Committee is authorized to award if the Company exceeds all of its Award Targets. In cases where the target is exceeded, the number of shares vested in excess of the target number of shares is calculated by converting the excess award into cash and reconverting the excess award into shares at the greater of (i) the share price at the time of the award, or (ii) the average share price for the month preceding the month in which the shares vest.

     Pension Plan Table

     The Company maintains a non-contributory defined benefit pension plan for salaried employees of the Company who meet certain eligibility requirements. The following table shows estimated annual benefits payable upon retirement in specified compensation and years of service classifications. The figures shown include supplemental benefits payable to the Named Executive Officers, exclusive of benefits payable under the enhanced supplemental retirement plan described below.

	Years of Credited Service
Remuneration	5	10	15	20	25	30	35	40
$100,000	$7,500	$15,000	$22,500	$30,000	$37,500	$45,000	$52,500	$60,000
$200,000	$15,000	$30,000	$45,000	$60,000	$75,000	$90,000	$105,000	$120,000
$300,000	$22,500	$45,000	$67,500	$90,000	$112,500	$135,000	$157,500	$180,000
$400,000	$30,000	$60,000	$90,000	$120,000	$150,000	$180,000	$210,000	$240,000
$500,000	$37,500	$75,000	$112,500	$150,000	$187,500	$225,000	$262,500	$300,000
$600,000	$45,000	$90,000	$135,000	$180,000	$225,000	$270,000	$315,000	$360,000
$700,000	$52,500	$105,000	$157,500	$210,000	$262,500	$315,000	$367,500	$420,000
$800,000	$60,000	$120,000	$180,000	$240,000	$300,000	$360,000	$420,000	$480,000
$900,000	$67,500	$135,000	$202,500	$270,000	$337,500	$405,000	$472,500	$540,000
$1,000,000	$75,000	$150,000	$225,000	$300,000	$375,000	$450,000	$525,000	$600,000
$1,100,000	$82,500	$165,000	$247,500	$330,000	$412,500	$495,000	$577,500	$660,000
$1,200,000	$90,000	$180,000	$270,000	$360,000	$450,000	$540,000	$630,000	$720,000
$1,600,000	$120,000	$240,000	$360,000	$480,000	$600,000	$720,000	$840,000	$960,000
$2,000,000	$150,000	$300,000	$450,000	$600,000	$750,000	$900,000	$1,050,000	$1,200,000

	Years of Credited Service
Remuneration	5	10	15	20	25	30	35	40
$2,400,000	$180,000	$360,000	$540,000	$720,000	$900,000	$1,080,000	$1,260,000	$1,440,000
$2,800,000	$210,000	$420,000	$630,000	$840,000	$1,050,000	$1,260,000	$1,470,000	$1,680,000
$3,200,000	$240,000	$480,000	$720,000	$960,000	$1,200,000	$1,440,000	$1,680,000	$1,920,000

     The plan provides lifetime annual benefits starting at age 62 equal to 12 multiplied by the greater of: (i) 1.5% of final average monthly compensation multiplied by years of credited service (up to 40 years), or (ii) $22.25 multiplied by years of credited service (up to 40 years), less the total monthly vested benefit payable as a life annuity at age 62 under plans of a predecessor. Final average monthly compensation means the highest monthly average for 36 consecutive months in the 120-month period ending on the last day of the calendar month completed at or prior to a termination of service. Participants’ pension rights vest after a five-year period of service. An early retirement benefit (actuarially reduced beginning at age 55) and a disability benefit are also available.

     The compensation covered by the plan includes all compensation, subject to certain exclusions, before any reduction for 401(k) contributions, subject to the maximum limits under the Internal Revenue Code of 1986, as amended (the “Code”). The years of credited service for Messrs. Davis, Kitchen, Beckley, Gates and Krofcheck at December 31, 2004, were approximately 12, 9, 9, 4 and 7, respectively.

Supplemental Retirement Income Benefit Plan

     The Company adopted a Supplemental Retirement Income Benefit Plan, or SRP, in 2001. The SRP provides selected senior executives with supplemental benefits in addition to those benefits they are entitled to receive under the Company’s qualified retirement plans. Those benefits include an unfunded supplemental amount equal to the amount that would normally be paid under the Company’s qualified retirement plans if there were no limitations under Sections 415 and 401(a)(17) of the Code. In addition, final average monthly compensation for purposes of calculating the supplemental benefit will be determined by reference to compensation in the three calendar years of employment out of the last 10 calendar years of employment which produces the highest monthly average. Messrs. Davis, Gates, Kitchen and Beckley participate in these benefits.

     The SRP also permits selected senior executives to achieve estimated levels of retirement income when, due to the executive’s age and potential years of service at normal retirement age, benefits under the Company’s existing qualified and nonqualified defined benefit pension plans are projected to be less than a specified percentage of the executive’s estimated final average annual compensation (the “Enhanced SRP”). Messrs. Davis, Kitchen and Beckley were selected to participate in the Enhanced SRP at 50% of their final average compensation. The Company believes this level of retirement benefits is commensurate with retirement benefits paid to senior executives of comparable companies. These senior executives will be entitled to receive estimated annual retirement benefits under the Company’s qualified and nonqualified defined benefit pension plans in the following amounts: Craig A. Davis, $930,000; Gerald J. Kitchen, $293,000; and David W. Beckley, $258,000. The Company has invested funds to meet a portion of the Enhanced SRP obligations through the purchase of key-man life insurance policies on the lives of the participating executives that are held in a rabbi trust to fund part of the Company’s payment obligations.

Employment Agreements

     The Company has employment agreements with each of Messrs. Craig A. Davis, Gerald J. Kitchen and David W. Beckley, which were amended effective December 9, 2003, that provide for terms of employment through December 31, 2005. The Company also has an employment agreement with Mr. E. Jack Gates, effective October 14, 2003, that provides for a term of employment through December 31, 2005. The employment agreements with Messrs. Davis, Kitchen, Beckley and Gates provide that their base salaries may not be reduced below $780,000, $274,000, $272,000 and $300,000 per year, respectively. The agreements further provide that the base salaries are subject to increase from time to time at the discretion of the Board of Directors. In addition, the executives are eligible for bonuses in accordance with the Company’s annual incentive plan and stock option grants and performance share awards under Century’s 1996 Stock Incentive Plan. Under the terms of Mr. Davis’ agreement, he will be eligible to receive a retention bonus on or before the end of 2005 equal to one year of his then-current base pay and a success bonus, in an amount to be determined by the Compensation Committee, if the Company consummates one or more transactions which are deemed to have “transformed” the Company. The Company paid a $1,000,000 installment of the success bonus in 2004. Effective March 22, 2005, the Company further amended its employment agreement with Mr. Beckley. Under the amendment, Mr. Beckley will continue to serve as Executive Vice President and Chief Financial Officer until his retirement on December 31, 2005 and will be available to act as a consultant to the Company thereafter. The amendment provides that Mr. Beckley will be paid a special bonus in early 2006 equal to 50% of his base pay at the time of his retirement. The employment agreements for Messrs. Davis, Kitchen, Beckley and Gates each provide that upon termination of employment “without cause,” the terminated executive will be entitled to receive termination payments equal to 100% of his base salary and bonus (based on the highest annual bonus payment within the prior three years) for the remainder of the term of the agreement (with a minimum of one year’s salary plus bonus). Any termination payments under the employment agreements may not be duplicated under the severance compensation agreements described below.

Severance Compensation Arrangements

     The Company is party to severance compensation agreements with each of Messrs. Craig A. Davis, Gerald J. Kitchen, David W. Beckley and E. Jack Gates. The agreements provide that if within 36 months following a change in control of the Company, the executive’s employment is terminated either: (i) by the Company for other than cause or disability, or (ii) by such executive for good reason, then such executive will receive a lump sum payment equal to three times the aggregate of the highest base salary and the highest bonus received by such executive in any of the most recent five years. Also, upon a change in control, the exercisability of stock options and the vesting of performance shares held by such executives will be accelerated.

     The Code imposes certain excise taxes on, and limits the deductibility of, certain compensatory payments made by a corporation to or for the benefit of certain individuals if such payments are contingent upon certain changes in the ownership or effective control of the corporation or the ownership of a substantial portion of the assets of the corporation, provided that such payments to the individual have an aggregate present value in excess of three times the individual’s annualized includible compensation for the base period, as defined in the Code. The agreements provide for additional payments to the executives in order to fully offset any excise taxes payable by an executive as a result of the payments and benefits provided in the severance compensation agreements.

Equity Compensation Plans

Equity Compensation Plan Information(1)
As of December 31, 2004

		Weighted	Number of Shares Remaining
	Number of Shares	Average	Available for Future Issuance
	to be Issued upon Exercise	Exercise	Under Equity Compensation Plans,
Plan Category	of Outstanding Options	Price	Excluding Outstanding Options(2)
Equity compensation plans approved by security holders	321,430	$16.19	1,660,255

Total	321,430	$16.19	1,660,255

(1)	All equity compensation plan information presented in this table relates to the following plans approved by the Company’s shareholders:

1996 Stock Incentive Plan Non-Employee Directors Stock Option Plan

(2)	Includes 536,211 unvested performance shares to be awarded pursuant to the 1996 Plan upon attainment of certain performance objectives. The performance shares vest and are issued in accordance with the guidelines set forth in the 1996 Plan, as implemented by the Board of Directors.

Compensation Committee Interlocks and Insider Participation

     During 2004, the members of the Compensation Committee were Messrs. John C. Fontaine, William R. Hampshire and John P. O’Brien. Mr. Hampshire served as President and Chief Operating Officer of Century Aluminum of West Virginia, Inc. (formerly Ravenswood Aluminum Corporation and a subsidiary of Century Aluminum Company) from April 1992 through January 1993. Mr. Hampshire retired as a director of Century Aluminum Company effective December 31, 2004.

Certain Relationships and Related Transactions

     Purchases from Glencore

     In 2004, the Company purchased alumina, primary aluminum and an alumina option from Glencore International AG and its subsidiaries (collectively, “Glencore”). Such purchases, which were made on an arms’-length basis at market prices, totaled $100.1 million in 2004. During 2004, the Company purchased from Glencore all of its alumina requirements for the Ravenswood facility and its 49.67% interest in the Mt. Holly facility under separate supply agreements. The supply agreements for Ravenswood and 54% of the Company’s alumina requirements for Mt. Holly run through 2006. The supply agreement for the remaining 46% of the Company’s requirements for Mt. Holly runs through January 31, 2008.

     Sales to Glencore

     The Company sold primary aluminum to Glencore in 2004 on an arms’-length basis at market prices. For the year ended December 31, 2004, net sales to Glencore amounted to $163.2 million, including gains and losses realized on the settlement of financial contracts. Sales of primary aluminum to Glencore amounted to 15.4% of the Company’s total revenues in 2004.

     Century is party to a contract to sell Glencore approximately 50,000 metric tons of primary aluminum produced at the Mt. Holly facility each year through December 31, 2009 at a variable price determined by reference to the LME. Century is also a party to a contract to sell Glencore 20,000 metric tons per year of primary aluminum produced at the Ravenswood and Mt. Holly facilities through December 31, 2013 at a variable price based on the LME, adjusted by an negotiated U.S. Midwest Premium with a cap and a floor as applied to the current U.S. Midwest premium.

     As of December 31, 2004, the Company had outstanding forward financial sales contracts with Glencore for 764,933 metric tons of primary aluminum, of which 464,333 metric tons were designated as cash flow hedges. These financial sales contracts are scheduled for settlement at various dates through 2010. In November 2004 and June 2005, the Company entered into forward financial sales contracts with Glencore for the years 2006 through 2010 and 2008 through 2015, respectively. These sales contracts, which are for a minimum of 300,600 and 460,200 metric tons of primary aluminum, respectively, contain clauses that trigger additional shipment volume when the market price for a contract month is above the contract ceiling price. These contracts will be settled monthly, and if the market price exceeds the ceiling price for all contract months through each contract’s term, the maximum additional shipment volume under each set of contracts would be 300,600 and 460,200 metric tons, respectively.

     Other Transactions with Glencore

     Repayment of the Hawesville Note. In April 2004, the Company paid the remaining $14.0 million of principal plus accrued interest that was outstanding under a six-year $40 million promissory note issued to Glencore in April 2003 (the “Hawesville Note”). The Hawesville Note, which was issued in connection with the Company’s acquisition of Glencore’s 20% interest in the Hawesville facility (the “20% Hawesville Interest”), bore interest at a rate of 10% per annum and was secured by a first priority security interest in the 20% Hawesville Interest.

     Convertible Preferred Stock. In connection with the acquisition of the Hawesville facility in April 2001, the Company issued 500,000 shares of its convertible preferred stock to Glencore for a purchase price of $25.0 million. Under the Certificate of Designation for the preferred stock, the Company’s convertible preferred stock earned cumulative dividends at a rate of 8% per year and were convertible into the Company’s common stock at a conversion price of $17.92 per share. In May 2004, the Company used proceeds from its April 2004 equity offering to pay $3.3 million in dividend arrearages on the convertible preferred stock held by Glencore, and Glencore subsequently converted the 500,000 shares of the Company’s convertible preferred stock it owned into 1,395,089 shares of the Company’s common stock.

     Nordural Tolling Agreement. Effective as of February 10, 2005, the Company amended and restated its alumina tolling agreement with Glencore dated August 1, 2004. The agreement is a 10-year LME-based alumina tolling agreement with Glencore for 90,000 metric tons of the expansion capacity at the Nordural facility. The term of the agreement will begin upon completion of the expansion, which is expected to be in late-2006.

     Letter of Credit for Industrial Revenue Bonds. Certain industrial revenue bonds assumed by the Company as part of the purchase price for the Hawesville facility are secured by a Glencore guaranteed letter of credit. The

Company has agreed to reimburse Glencore for all costs related to the letter of credit, including servicing costs, and has secured its reimbursement obligation with a first priority security interest in the 20% Hawesville Interest.

     Approval of Transactions with Glencore

     All transactions with Glencore are approved by the audit committee or by a special committee of independent directors.

Certain Business Relationships

     Mr. Craig A. Davis, currently the Company’s Chief Executive Officer and Chairman of the Board of Directors, is a director of Glencore International AG and was an executive of Glencore International AG and Glencore AG from September 1990 until June 1996.

     Mr. Willy R. Strothotte, a director of the Company, is Chairman of the Board of Directors of Glencore International AG and served as its Chief Executive Officer from 1993 through 2001.

     Mr. Roman A. Bninski, a director of the Company, is a partner of Curtis, Mallet-Prevost, Colt & Mosle LLP, which furnishes legal services to the Company and Glencore.

     Mr. Stuart M. Schreiber, a director of the Company, is the managing director and owner of Integis, Inc., which received $221,612 in fees for management and executive search services provided to the Company in 2004. In addition, Mr. Schreiber, who is not independent, serves as a consultant to both the Compensation Committee and the Nominating Committee. The Board of Directors determined that his service to the committees was in the best interests of the Company and its stockholders due to his unique industry experience and knowledge. Mr. Schreiber receives a fee of $2,000 per committee meeting he attends as a consultant. In 2004, Mr. Schreiber attended 5 Compensation Committee and 12 Nominating Committee meetings.

Indebtedness of Management

     Until July 30, 2002, the Company sponsored a program whereby it offered full-recourse loans to its executives to pay their tax liability upon the award of stock grants or the vesting of performance shares (the “Tax Loans”). Each Tax Loan was secured by vested or awarded shares valued at not less than twice the amount of the Tax Loans and were to be repaid on the earlier of: (i) January 2, 2017 (the “Due Date”), (ii) on a pro rata basis, upon the sale of any shares securing the Tax Loan prior to the Due Date, or (iii) 120 days following the termination of the executive’s employment. The Company paid the interest on the Tax Loan for each executive, which was equal to the applicable short-term federal funds rate, compounded semi-annually. To comply with the requirements of Section 402 of the Sarbanes-Oxley Act of 2002, the Company eliminated its Tax Loan program effective July 30, 2002. Any Tax Loans that were outstanding as of such date were repaid in accordance with their original terms.

     During 2004, the following executives had amounts outstanding under the Company’s Tax Loan program:

		Largest Aggregate
		Amount of Tax
		Loans Outstanding	Aggregate Tax Loans
Name	Position	during 2004	Outstanding at 5/15/2005
Gerald J. Kitchen	Executive Vice President, General Counsel, Chief Administrative Officer and Secretary	$287,000	$0

Daniel J. Krofcheck	Vice President and Treasurer	$81,732	$0

Peter C. McGuire	Vice President and Associate General Counsel	$68,992	$0

E. Jack Gates	Executive Vice President, Chief Operating Officer	$12,348	$0

Report of the Compensation Committee on Executive Compensation

     General

     The Compensation Committee of the Board of Directors (the “Committee”) is comprised of Messrs. John C. Fontaine and John P. O’Brien, both of whom are independent directors. William R. Hampshire, who served on the Compensation Committee until his retirement on December 31, 2004, was also indepednent. Jack E. Thompson, who was elected as a director on March 31, 2005, and is independent, began serving on the Compensation Committee at its June 28, 2005, meeting. The Committee reviews and establishes compensation of the Company’s executive officers and has oversight responsibility for administering and awarding grants under the Company’s 1996 Stock Incentive Plan.

     The Company has a policy of basing a significant portion of the compensation of its executive officers on the operating performance of the Company and its progress toward achieving its long term strategic objectives of growing and diversifying its primary aluminum reduction capacity, lowering its overall costs of production to improve its competitive position in the industry and expanding upstream into bauxite and alumina.

     Compensation Philosophy

     The Company’s compensation programs are designed to enable the Company and its subsidiaries to attract and retain talented executives and management personnel. To do this, the Company believes it must be able to provide management personnel with opportunities for total compensation that are competitive with the compensation that would be available from employers with whom the Company competes and other companies that are seeking to hire and retain management personnel of similar quality.

     The Company’s compensation programs are tied to the overall performance of the Company, as well as business unit and individual performance. Compensation is weighted towards annual incentive awards and long-term performance awards in the form of stock options and performance share units in order to provide “pay-for-performance” and to align management’s and stockholders’ interests in the enhancement of stockholder value. The three principal components of the Company’s “pay-for-performance” executive compensation program are base salary, annual incentive cash bonuses and long-term incentive compensation.

     Base Salary

     The Committee annually reviews the salaries of the Company’s executives by comparing them with executive compensation data drawn from publicly available information on comparable companies. Base salary levels are set at levels comparable to and competitive with the salary levels of executives of comparable aluminum and other metals corporations and employers hiring equivalent executive personnel. Actual salary levels for each individual vary based upon an assessment of individual performance, experience, level of responsibility, potential contribution to the Company’s future growth and profitability and the financial circumstances of the Company. The Committee has not found it practicable to assign relative weights to specific factors in determining base salary adjustments, and the specific factors used may vary among individual executives. After reviewing information about salary increases at other companies and the history of increases in the salaries of the named officers in recent years, the Committee authorized increases effective August 1, 2004, of 9% in the case of Mr. Davis and from 6.0% to 9.2% in the case of the other named officers.

     Annual Incentive Awards; Special Bonus Awards

     The Company has an annual incentive compensation plan. Under this plan, executive officers (including the Chief Executive Officer) are eligible to receive each year as a bonus, a percentage of their base salary. The plan provides for suggested percentage ranges of 35% to 100% for the Named Executive Officers. Actual awards are made by the Committee on the basis of individual and Company performance and a subjective evaluation by the Committee of individual performance. In the opinion of the Committee, the Company and all the named officers performed extremely well in 2004. In reviewing individual performances, the Committee determined that annual incentive awards ranging from 80% to 95% of the officer’s salary would be appropriate in the case of the named officers and granted incentive awards of $810,000, $247,775, $231,200, $276,250 and $171,700, respectively to Messrs. Davis, Kitchen, Beckley, Gates and Krofcheck.

     The Committee also was aware that 2004 was an extraordinary year for the Company and that the efforts of the officers in completing the acquisition of the Nordural smelter in Iceland, the equity offering that financed that acquisition, and the financial restructuring of the Company had significantly improved the Company’s competitive position and financial health and had resulted in important contributions to the Company’s market capitalization, book capitalization, earnings per share and net income. The Committee concluded that these efforts and results would not be adequately rewarded by the annual incentive awards alone and that it would, as it had only once before in the Company’s history (in 1999), also award special bonuses to the named officers, other than Mr. Davis, in a range of 50% to 100% of their salaries. (See “Compensation of the Chief Executive Officer for a discussion of bonuses pursuant to Mr. Davis’ employment contract.) After reviewing individual contributions to the important achievements in 2004, assessing the impact of special bonuses on total compensation as compared to that in other companies and comparing the value of special bonuses awarded in 1999, the Committee awarded special bonuses to Messrs. Kitchen, Beckley, Gates and Krofcheck of $250,000, $200,000, $235,000 and $170,000, respectively.

     Long-Term Incentive Compensation

     The Committee believes that option grants and performance share awards align executive interests with stockholder interests by creating a direct link between compensation and stockholder return.

     Option grants are made from time to time to executives whose contributions have or will have a significant impact on the Company’s long-term performance. The Committee’s determination of whether option grants are appropriate each year is made with regard to competitive considerations, and each executive’s actual grant is based upon the criteria described in the preceding paragraphs. The size of previous grants and the number of options held are not determinative of future grants. No options were granted to the Named Executive Officers in 2004.

     The Committee has established guidelines governing the granting of performance shares. The guidelines provide for the award of performance shares with performance cycles for successive three-year periods of time. Each award is determined by creating a monetary award within a percentage range of the executive’s base salary, and converting the award into performance shares based on the average closing price for the Company’s common stock for the month preceding that in which the grant is made. The percentage ranges of base salary are 45% to 100% for the Named Executive Officers. Awards for the 2004-2006 performance cycle were granted in 2004. See “Long-Term Incentive Plans—Awards in Last Fiscal Year.” Vesting of performance shares is based on the Company’s performance relative to achievement of strategic, operating and financial targets, and actual shares vested can range between 0% and 150% of the performance share award. Based upon the Committee’s assessment of the Company’s accomplishment of certain strategic and operating goals and its financial results, performance shares for the period 2002-2004 were granted at 65% of performance share award level. See “Summary Compensation Table.”

     Compensation of the Chief Executive Officer

     Mr. Gerald Meyers resigned as Chief Executive Officer of the Company on October 15, 2003, and the Board of Directors requested that Mr. Davis return as Chief Executive Officer. The Company entered into an employment contract with Mr. Davis upon his return, which was amended at the beginning of 2004. Mr. Davis’ contract provides among other things, that if Mr. Davis remains as Chief Executive Officer for up to two years (or such shorter period as the Committee agrees) he will be paid a retention bonus equal to one year’s base pay. In addition, he will be eligible for a Success Bonus to be determined by the Committee in its discretion if the Company has accomplished one or more transactions which have “transformed” the Company. The bonus is intended to reflect Mr. Davis’ contribution toward accomplishing the transforming transactions and the Committee may take into consideration, among other things, the strategic importance of the transactions, the Committee’s assessment of the success of the transactions taken as a whole, the increase in the Company’s market capitalization, the contribution to the Company’s cash flow, earnings and earnings per share, the impact on the Company’s debt to equity ratio, the dilutive effect of the transactions on Mr. Davis’ equity in the Company and the increase in the Company’s net worth.

     The Committee determined that Mr. Davis’ leadership and efforts in 2004 in accomplishing the Nordural transaction, the successful equity offering which financed it and the refinancing of the Company entitled him to a $1 million installment of the Success Bonus. The provisions of Mr. Davis’ agreement and his compensation shown in the Summary Compensation Table reflected the Committee’s evaluation of his performance and the value to the Company of his undertaking to return as Chief Executive Officer.

     Income Tax Consequences

     For U.S. income tax purposes, the Company may deduct compensation paid as a result of the exercise of all options granted to the Named Executive Officers. The Company may not, however, deduct portions of salary, bonus and other cash and non-cash compensation in excess of $1 million paid to a Named Executive Officer.

Respectfully Submitted,

The Compensation Committee

John C. Fontaine            John P. O’Brien

Performance Graph

     The following line graph compares the Company’s cumulative total return to stockholders with the cumulative total return of the S&P 500 Index and the Hemscott Group’s Aluminum Group Index during the period from December 31, 1999 through December 31, 2004. These comparisons assume the investment of $100 on December 31, 1999 and the reinvestment of dividends.

Century Aluminum Company
Comparison of Cumulative Total Return to Stockholders
December 31, 1999 through December 31, 2004

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/01	12/31/04
S&P 500 Index	100.0	90.89	80.09	62.39	80.29	89.02
Hemstock Group’s Aluminum Group Index	100.0	79.47	85.45	60.36	104.13	95.39
Century Aluminum Company	100.0	77.23	91.87	51.65	132.50	183.03

Audit Committee Report

     The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

     During 2004, the Audit Committee of the Board of Directors (the “Audit Committee”) was comprised of Messrs. Robert E. Fishman, John C. Fontaine and John P. O’Brien. Jack E Thompson, who was elected as a director in March 2005, began serving as a member of the Audit Committee following its June 2005 meeting. All members of the Audit Committee are independent directors, as that term is defined under NASDAQ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement.

     In accordance with its charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Company’s management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices than the Audit Committee does; accordingly, the Audit Committee’s oversight role does not include providing any expert or special assurance as to the financial statements and other financial information provided by the Company to its stockholders and others.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with “Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.” The Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence, including the performance of non-audit services. The Audit Committee also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of the Company’s internal controls and the internal audit function, organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks. The Audit Committee also discussed the results of the internal audit examinations. The Audit Committee has the authority to obtain advice from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

     The Audit Committee met and discussed with the independent auditors all matters required to be discussed under generally accepted auditing standards, including those described in “Statement on Auditing Standards No. 61, Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

     The Audit Committee reviewed and discussed with management and the independent auditors the interim financial information contained in each quarterly earnings announcement in 2004 prior to its public release and the audited financial statements of the Company as of and for the year ended December 31, 2004.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Board delegated to the Audit Committee the responsibility for appointment, subject to stockholder approval, of the Company’s independent auditors.

Respectfully Submitted,

The Audit Committee

Robert E. Fishman	John C. Fontaine	John P. O’Brien

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons owning more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of equity securities of the Company. Such persons are also required to furnish the Company with copies of all such forms. Based solely upon a review of the copies of such forms furnished to the Company and, in certain cases, written representations that no Form 5 filings were required, the Company believes that, with respect to the 2004 fiscal year, all required Section 16(a) filings were timely made, except that Form 4s that were timely filed by the Company’s executive officers on April 15, 2004 to report the vesting of performance shares were subsequently amended on May 6, 2004 to report the shares withheld by the Company to satisfy tax withholding obligations.

PROPOSAL NO. 2: ADOPTION OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
THE AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has adopted a resolution proposing and declaring advisable the amendment of the Company’s Restated Certificate of Incorporation, as amended (as presently in effect, the “Restated Charter”) to increase the total number of shares of common stock the Company has the authority to issue from 50,000,000 to 100,000,000 (the “Charter Amendment”).

     Under the Restated Charter as currently in effect, the Company is authorized to issue up to 50,000,000 shares of common stock with a par value of $0.01 per share. As of June 29, 2005, there were 32,149,154 shares of common stock issued and outstanding, 728,566 shares reserved for issuance upon the exercise of outstanding stock options and the vesting of performance shares units awarded under the Company’s 1996 Stock Incentive Plan and the Non-Employee Directors’ Stock Option Plan. In addition, 1,097,732 shares remained available for issuance under the Company’s 1996 Stock Incentive Plan and the Non-Employee Directors’ Stock Option Plan. As a result, as of June 29, 2005, a total of 33,975,452 shares of common stock had been issued or reserved for issuance and only 16,024,548 authorized shares remained available.

     The Board believes it is in the best interest of the Company and its stockholders to increase the number of shares of common stock authorized for issuance so that the Company has sufficient shares available to meet its future business needs as they arise. In April 2004, the Company issued 9,000,000 shares in a public offering of its common stock in connection with the Company’s purchase of its Nordural facility. The Company has stated that it plans to further grow its aluminum business by pursuing opportunities to acquire primary aluminum reduction facilities. In addition, the Company has stated that it plans to pursue opportunities in bauxite mining and alumina refining. While the Company’s management has no current arrangements, agreements, understandings or plans for the use of the additional shares in connection with any acquisition, the Board believes that the availability of such additional shares will provide the Company with the flexibility to issue common stock for a variety of transactions that may be deemed advisable by the Board from time to time. In addition to acquisitions, the availability of the additional shares provide the Company with the flexibility to use common stock to raise additional capital, to purchase of property or other assets, for equity compensation and various other employee benefit plans and arrangements and for other bona fide corporate purposes.

     If authorized, the additional shares would be available for issuance without further stockholder action, unless required by the Restated Charter, applicable law or the rules of any stock exchange or automated dealer quotation system upon which the Company’s common stock is listed or quoted. The Company’s common stock is presently quoted on the NASDAQ National Market, which requires stockholder approval as a prerequisite to listing additional shares that will be used for certain purposes, including certain acquisitions and for use by equity compensation plans.

     Although an increase in the number of authorized shares of common stock could, under certain circumstances, be construed as having an anti-takeover effect (for example, by diluting the ownership of a person seeking to obtain control of the Company), the Board is not proposing the Charter Amendment in response to any effort known to them to accumulate shares of the Company’s common stock or to obtain control of the Company.

     If the Charter Amendment is approved by the stockholders, the Restated Charter would be amended by deleting paragraph (1) of Article Fourth in its entirety and replacing it with the following:

“(1)	The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares divided into the following classes:

(a)	One Hundred Million (100,000,000) shares of Common Stock with a par value of one cent ($0.01) per share; and

(b)	Five Million (5,000,000) shares of Preferred Stock with a par value of one cent ($0.01) per share.”

Recommendation and Vote

     An affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the Charter Amendment. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted “FOR” the Charter Amendment.

     The Board of Directors recommends that the stockholders vote “FOR” the Charter Amendment.

     PROPOSAL NO. 3: APPROVAL OF THE AMENDED AND RESTATED STOCK INCENTIVE PLAN

     The Board of Directors has adopted a resolution proposing and declaring advisable the amendment and restatement of the Company’s 1996 Stock Incentive Plan, as amended (as currently in effect, the “1996 Plan”). If approved by stockholders, the amended and restated 1996 Plan (the “Restated 1996 Plan”) will further amend and update the 1996 Plan and replace the Company’s Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) as the plan used by the Company to grant stock-based awards to non-employee directors.

     Under the terms of the Restated 1996 Plan, the Company is authorized to make awards of performance share units and to grant stock options that qualify as incentive stock options (“ISOs”) under Section 422 of the Code and nonqualified stock options (“NQSOs”) to salaried officers and other salaried key employees of the Company and its subsidiaries who are in a position to affect materially the profitability and growth of the Company and its subsidiaries. The Company has in the past used, and intends in the future, to use stock options and performance share units as incentives to motivate and compensate its salaried officers and other salaried key employees. Non-employee directors are also eligible for awards under the Restated 1996 Plan, which enables the Company to attract and retain outside directors of the highest caliber and experience and to provide an incentive for such directors to increase their proprietary interest in the Company’s long-term success.

     In addition to replacing the Directors’ Plan, the Restated 1996 Plan will increase the number of shares authorized for issuance under the 1996 Plan, extend its duration, and effect a number of other miscellaneous adjustments that update the 1996 Plan for changes in the law, changes in accounting practice and to improve the operation and flexibility of the 1996 Plan. The following summarizes the material differences between the 1996 Plan and the Restated 1996 Plan:

•	The aggregate number of shares of Company common stock authorized and reserved for issuance will be increased by 2 million shares to 5 million shares.

•	The duration of the Restated 1996 Plan will be extended by four years through February 28, 2015.

•	Non-employee directors will be eligible for Awards under the Restated 1996 Plan. Any shares that remain available for grant under the Directors’ Plan on July 1, 2005 (or which become available for grant again after that date) will be available for grant under the Restated 1996 Plan.

•	Shares subject to Awards under the Restated 1996 Plan that are unissued for any reason, including those withheld by or surrendered to the Company to satisfy withholding tax obligations or in payment of the exercise price of an Award, will be available for new Awards under the Restated 1996 Plan.

•	The Board of Directors may delegate to an officer of the Company the authority to grant Awards to participants under the Restated 1996 Plan (other than to officers and directors who are subject to Section 16 of the Exchange Act), subject to individual and aggregate limits set by the Board.

•	Under the Restated 1996 Plan, a newly hired employee may receive an initial grant or Award covering, in the aggregate, up to 500,000 shares.

•	Options granted under the Restated 1996 Plan may continue to be exercised following the termination of an option holder’s employment due to death, permanent disability or retirement until the earlier of (i) three years following the termination date, and (ii) the expiration date of the option.

•	Any options that are issued or outstanding on or after January 1, 2005 will continue to vest in accordance with their terms (up to one year in the case of non-employee directors) if the option holder retires as an officer, employee or director after reaching “normal retirement age,” as defined under the Company’s employee retirement plan.

•	Under the Restated 1996 Plan, the Board of Directors is permitted to establish sub-plans for qualified employees of the Company’s non-U.S. subsidiaries to comply with, or to qualify for preferred tax treatment under, the laws of foreign jurisdictions.

•	The Restated 1996 Plan provides the Board of Directors with greater flexibility in determining which transactions or events constitute a “Change of Control.”

     Under the 1996 Plan, 3,000,000 shares of Company common stock were authorized and reserved for issuance as of June 29, 2005, of which 526,321 and 779,381 shares had been issued upon the exercise of options and upon the vesting of performance share units, respectively. In addition, options to purchase 158,411 shares of common stock and performance share units representing 437,291 unvested shares of common stock were outstanding under the 1996 Plan as of such date. Accordingly, 1,098,596 shares remained available under the 1996 Plan as of such date. Under the Restated 1996 Plan, 5,000,000 shares will be authorized and reserved for issuance.

     The following is a summary of certain features of the Restated 1996 Plan, qualified in its entirety by reference to the full text of the Restated 1996 Plan, which is attached to this proxy statement as Appendix B, and the 1996 Stock Incentive Plan Implementation Guidelines, as amended, a copy of which will be furnished to any stockholder upon the written request of such stockholder directed to Mr. Gerald J. Kitchen, Executive Vice President, General Counsel, Chief Administrative Officer and Secretary, 2511 Garden Road, Building A, Suite 200, Monterey, California 93940.

     Summary of the Restated 1996 Plan.

     General. The Restated 1996 Plan permits the Company to grant ISOs, NQSOs, and performance share units (each, an “Award,” and collectively, “Awards”) to (i) certain salaried officers and other salaried key employees of the Company and its subsidiaries, and (ii) non-employee directors. The Restated 1996 Plan authorizes the issuance of a maximum of 5,000,000 shares of common stock (subject to adjustment as described in the Restated 1996 Plan), which may be either authorized and unissued shares of common stock or shares held in the Company’s treasury.

     When an Award lapses, expires, terminates or is forfeited, or shares underlying an Award are unissued for any reason, including shares withheld by or surrendered to the Company to satisfy withholding tax obligations or in payment of the exercise price of the Award, the related shares of common stock will be available for distribution in connection with future Awards. In addition, any authorized shares which are available or become available for grant under the Directors’ Plan on or after July 1, 2005 will become available for grant under the Restated 1996 Plan.

     In order for Awards to qualify for an exclusion from Section 162(m) of the Code (which limits the deductibility of certain compensation in excess of $1 million), no employee may be granted Awards covering, in the aggregate, more than 300,000 shares of common stock in any fiscal year of the Company, provided that a newly hired employee may receive an initial Award covering up to 500,000 shares.

     Because grants under the Restated 1996 Plan are discretionary, the Company cannot now determine the number of Awards that will be granted to any particular executive officer, to all executive officers as a group or to non-executive officer employees or directors as a group. The number of such Awards shall be determined by the Compensation Committee from time to time in accordance with the terms of the 1996 Plan. For information with respect to the Compensation Committee’s guidelines for awarding performance share unit awards, see “Report of the Compensation Committee on Executive Compensation – Long-Term Incentive Compensation.” As of June 29, 2005, it is estimated that approximately 100 employees of the Company and its subsidiaries will be eligible to participate in the Restated 1996 Plan. For information concerning the ownership of Awards by the Named Executive Officers, see “Executive Compensation” above.

     Administration. The Restated 1996 Plan is administered by the Compensation Committee; provided that the full Board of Directors, at its sole discretion, may exercise any authority granted to the Compensation Committee under the Restated 1996 Plan. The Compensation Committee is comprised of directors who are non-employee directors within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee has the sole and complete discretion, subject to the terms of the Restated 1996 Plan, to (i) select the individuals from among the eligible employees of the Company and its subsidiaries to whom Awards may be granted, (ii) determine the type of Awards to be granted and the terms and conditions of any Awards granted, and (iii) determine the number of shares of common stock subject to each Award granted. In addition, the Compensation Committee is authorized to interpret the Restated 1996 Plan, to make and rescind rules and regulations related thereto, and to make all determinations necessary or advisable for the administration of the Restated 1996 Plan. The Board is permitted to designate an officer to make individual grants to participants who are not Section 16 officers or directors, subject to individual and aggregate limits established by the Board.

     Stock Options. Stock options granted under the Restated 1996 Plan may be either ISOs or NQSOs. Non-employee directors are only entitled to receive grants for NQSOs. Stock options granted to non-employee directors may be granted alone or in addition to other Awards granted under the Restated 1996 Plan. The aggregate fair market value (determined as of the time of the grant of an ISO) of the common stock with respect to which ISOs are exercisable for the first time by a single optionee during any calendar year under the Restated 1996 Plan and any other stock option plan of the Company may not exceed $100,000.

     The exercise price for stock options is determined by the Compensation Committee and set forth in an option agreement entered into with the optionee, provided, however, that the exercise price for an option cannot be less than the fair market value of the Company’s common stock on the date of grant (110% in the case of an ISO granted to a 10% or more stockholder). On June 29, 2005, the average of the high and low sale prices of the Company’s common stock on the NASDAQ National Market was $22.52 per share.

     The Compensation Committee specifies the time or times at which such options will be exercisable, except that the termination date for any stock option may not exceed 10 years from the date of grant (five years in the case of an ISO granted to a 10% or more stockholder). Options may be exercised within three years following the normal retirement, death or permanent disability of an optionee; provided that no option may be exercised following the period of exercisability set forth in the agreement related thereto. Unless otherwise specified by the Board or the Compensation Committee, unexercised options will be cancelled if the optionee’s employment is terminated for reasons other than death, disability or retirement. ·Any options that are issued or outstanding on or after December 31, 2004 will continue to vest in accordance with their terms (up to one year in the case of non-employee directors) if the option holder retires as an officer, employee or director after reaching normal retirement age under the Company’s employee retirement plan.

     Stock options may be exercised by an optionee in whole or in part by giving notice to the Company and the exercise price therefor may be paid by delivering cash or shares of unrestricted common stock having a fair market value equal to the cash exercise price of the options being exercised. Optionees may also utilize a cashless exercise feature which will enable them to exercise their options without a concurrent payment of the option price, provided that the purchased option shares are immediately sold by a designated broker and the option price is paid directly to the Company out of the sale proceeds. The Restated 1996 Plan also permits options to be exercised by any legally permissible method established by the Compensation Committee. Stock options are nontransferable other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee.

     Performance Share Units. The Compensation Committee may award performance share units to eligible employees and non-employee directors under the 1996 Restated Plan. Performance share units may be granted alone or in addition to other Awards granted under the 1996 Restated Plan. Each performance share unit granted shall be evidenced by an agreement executed by the Company and the recipient thereof. Each such agreement shall contain such restrictions, terms and conditions as the Compensation Committee may, in its sole discretion, determine.

     Performance share units entitle the grantee to receive one share of common stock per performance share unit upon vesting of the performance share units. The Compensation Committee will determine (i) the time or times at which performance share units shall be granted and (ii) the time or times at which performance share units shall become vested or forfeited. Vesting of performance share units shall be based upon the Company’s attainment of specified performance objectives and/or the passage of time. Company performance objectives may be expressed in terms of (i) earnings per share, (ii) pre-tax profits (either on the Company or business unit level), (iii) net earnings or net worth, (iv) return on equity or assets, (v) any combination of the foregoing, or (vi) any other standard or standards deemed appropriate by the Compensation Committee at the time the Award is granted. Until such time as the performance share units vest and shares of common stock are issued, the performance share units may not be sold, transferred, pledged, assigned or otherwise disposed of. The recipient of performance share units shall have no right to vote the shares underlying the performance share units until vesting. Dividend equivalents accrue on performance share units to the extent dividends are paid on shares of common stock and are paid upon vesting.

     Upon termination of a recipient’s employment or service, all unvested performance share units shall be forfeited; provided, however, that performance share units may provide for the termination of all or a portion of the restrictions related thereto in the event of the death, disability or retirement of the recipient.

     Change of Control. Upon a “Change of Control,” as defined in the Restated 1996 Plan, all options outstanding shall be immediately and fully exercisable and all performance share units shall become fully vested.

     Amendments. The Board of Directors or the Compensation Committee, as the case may be, may terminate, suspend or amend the Restated 1996 Plan, provided that such amendment, suspension, or termination may not affect the validity of the then outstanding options or performance share units, and provided further that the Board and the Committee may not, without the approval of stockholders (i) increase the maximum number of shares which may be issued pursuant to the provisions of the Restated 1996 Plan, (ii) change the class of individuals eligible to receive options or performance share units under the Restated 1996 Plan, (iii) materially increase the benefits accruing to participants under the Restated 1996 Plan, or (iv) extend the term of the Restated 1996 Plan.

     Withholding Taxes. The Restated 1996 Plan provides that the Company may deduct from any distribution to an employee participant an amount equal to all federal, state and local income taxes or other amounts as may be required by law to be withheld with respect to any Award. An employee participant exercising a NQSO or acquiring shares pursuant to the vesting of performance share units may elect to have a specified percentage of his shares withheld by the Company in order to satisfy tax obligations.

     Securities Authorized for Issuance Under the Restated 1996 Plan

     The following table provides information about the common stock issuable upon the exercise of options and vesting of performance shares that were outstanding as of June 29, 2005 under the Company’s 1996 Stock Incentive Plan.

Weighted
	Average		Number of Shares Remaining
Number of Shares	Exercise	Number of Shares	Available for Future Issuance
to be Issued Upon Exercise	Price of	Issuable upon Vesting of	as of June 29, 2005
of Outstanding Options	Options	Performance Shares	Excluding Outstanding Awards
158,411	17.75	452,155	1,083,732

     Federal Income Tax Consequences

     The following general description of federal income tax consequences is based on current statutes, regulations and interpretations. This description is not intended to address specific tax consequences applicable to individual participants in the Restated 1996 Plan. Unless otherwise indicated, this description assumes that all awards granted under the Restated 1996 Plan are exempt from, or comply with, the rules under Section 409A of Code related to nonqualified deferred compensation.

     Incentive Stock Options. No regular income tax consequences result from the grant of an ISO or the exercise of an ISO by the employee, provided the employee continues to hold the stock acquired on the exercise of an ISO for the requisite holding periods described below. The employee will be taxed only on the sale or disposition of the stock acquired under an ISO and the gain recognized at that time will be long-term capital gain. The holding period requirements necessary for ISO treatment are as follows: (i) such shares may not be disposed of within two years from the date the ISO is granted, and (ii) such shares must be held for at least one year from the date the shares are transferred to the employee upon the exercise of the ISO. In addition, to receive ISO treatment, the option holder generally must be an employee of the Company or a subsidiary of the Company from the date the stock option is granted until three months before the date of exercise.

     If an employee disposes of stock acquired upon exercise of an ISO before expiration of the applicable holding periods, the employee will be taxed at ordinary income tax rates on the date of disposition measured by the lesser of: (i) the fair market value of the stock on the date of exercise of the ISO minus the option price or (ii) the amount realized on disposition minus the option price, and the Company will generally receive a corresponding income tax deduction. In the case of a sale where a loss, if sustained, would be recognized, the amount of the optionee’s income, and the amount of the Company’s corresponding expense deduction, will not exceed the difference between the sale price and the adjusted basis of the shares.

     The amount by which the fair market value of shares received upon exercise of an ISO exceeds the option price constitutes an item of tax preference that may be subject to the alternative minimum tax. If an employee is subject to the alternative minimum tax as a result of the exercise of an ISO, for purposes of calculating the gain on a disposition of the stock solely for purposes of the alternative minimum tax, the amount treated as a preference item will be added to his tax basis for the stock. Gain realized by an employee upon the disposition of stock acquired through the exercise of an ISO is taxable in the year of disposition, but such income is not subject to income tax withholding if the requisite holding periods have been satisfied. If either of the holding periods is not satisfied, however, the disposition of the stock may result in taxable income to the employee as additional compensation which is subject to withholding.

     Non-Qualified Stock Options. With regard to NQSOs, the option holder will recognize ordinary income at the time of the exercise of the option in an amount equal to the difference between the exercise price and the fair market value of the shares received on the date of exercise. Income recognized by employee option holders will be subject to withholding by the Company; however, withholding typically does not apply to non-employee directors. When the optionee disposes of shares acquired upon the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount received upon sale is less than the fair market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares. The Company will generally be entitled to an income tax deduction in the amount and at the time that the option holder recognizes ordinary income with respect to the exercise of the option.

     Performance Share Units. An employee granted a performance share unit will not recognize income at the time of grant but will recognize ordinary income when the restrictions with respect to the shares of stock expire. The amount of income recognized will be equal to the then fair market value of such shares less any consideration paid by the grantee. The Company generally will be entitled to a deduction in an amount equal to the income recognized by the employee at the time the employee recognizes such income, provided the Company complies with applicable withholding requirements. Any dividends with respect to the performance share units which are paid to an employee are treated as additional compensation taxable as ordinary income to the employee and deductible to the Company. The holder of performance share units may elect under Section 83(b) of the Code to be taxed at the time of grant of the performance share units on the market value of the performance share units less any consideration paid by the employee, in which case (i) the Company will generally be entitled to a deduction at the same time, subject to the provisions of the Code, (ii) dividends paid to the employee on such performance share units during the restriction period will be taxable as dividends and not deductible to the Company, and (iii) there will be no further federal income tax consequences when the restrictions lapse. Generally, the tax consequences described above also apply to performance share units granted to non-employee directors.

     Section 162(m) of the Code generally prohibits the Company from deducting compensation of a “covered employee” to the extent the compensation exceeds $1,000,000 per year. For this purpose, “covered employee” means the chief executive officer of the Company and the four other highest compensated officers of the Company. Certain performance-based compensation (including, under certain circumstances, stock option and performance share unit compensation) will not be subject to, and will be disregarded in applying, the $1,000,000 deduction limitation.

     Awards of performance share units under the Restated 1996 Plan may, in some cases, result in the deferral of compensation, which is subject to the requirements of Section 409A of the Code. Generally, to the extent that deferrals of these awards fail to meet certain requirements under Section 409A, such awards will be subject to immediate taxation and tax penalties imposed on the employee in the year they vest unless the requirements of Section 409A are satisfied. It is the intent of the Company that Awards under the Restated 1996 Plan will be structured and administered in a manner that complies with the requirements of Section 409A.

Recommendation and Vote

     An affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the Restated 1996 Plan. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted “FOR” approval of the Restated 1996 Plan.

     The Board of Directors recommends that the stockholders vote “FOR” approval of the 1996 Plan Amendments.

PROPOSAL NO. 4: AMENDMENTS TO THE NON-EMPLOYEE
DIRECTORS’ STOCK OPTION PLAN

     The Board of Directors has adopted a resolution proposing and declaring advisable the amendment and restatement of the Company’s Non-Employee Directors’ Stock Option Plan (as currently in effect, the “Directors’ Plan”). If approved by the stockholders, the amended and restated Directors’ Plan Amendments (the “Restated Directors’ Plan”) will:

•	Permit options granted to non-employee directors to be exercised in any legally permissible manner set forth by the Board of Directors;

•	Permit options to be exercised after an option holder ceases to be director until the earlier of (i) three years after the date on which the option holder ceases to be a director, (ii) 10 years after the date of the option grant, and (iii) the expiration date of the option;

•	Permit any options that are outstanding on or after December 31, 2004, to continue to vest up to one full year after an option holder ceases to be a director if the option holder ceases to be a director after reaching “normal retirement age,” as defined under the Company’s employee retirement plan;

•	Remove a provision that was required under previous law, but no longer required, prohibiting the amendment of the Directors’ Plan more than once within six months;

•	Permit the number of shares available for grant under the Directors’ Plan to be increased by the number of shares that are not issued upon the exercise of an option for any reason, including in connection with a net exercise to pay the exercise price (to the extent permitted by the Board; and.

•	Provide the Board of Directors with greater flexibility in determining which transactions or events constitute a “Change of Control”.

     Currently, 200,000 shares of Company common stock are authorized and reserved for issuance under the Directors’ Plan. As of June 29, 2005, 68,000 shares had been issued upon the exercise of options awarded under the Directors’ Plan and options to purchase 118,000 shares of common stock were outstanding. Accordingly, 14,000 shares remained available under the Directors’ Plan as of such date.

     If the Restated Directors’ Plan and the Restated 1996 Plan are each approved by stockholders, all grants to non-employee directors from and after the date of the 2005 Annual Meeting will be made under the Restated 1996 Plan, and the Restated Directors’ Plan will apply only to options awarded to non-employee directors prior to such date. Moreover, any shares that remain available for issuance under the Restated Directors’ Plan following the 2005 Annual Meeting will effectively be transferred to and become available for issuance under the Restated 1996 Plan.

     The Company has in the past used, and intends in the future to use, stock options to motivate and compensate its non-employee directors. The Restated Directors’ Plan contains a number of miscellaneous adjustments to update the Directors’ Plan for changes in the law, changes in accounting practice and to improve the operation and flexibility of the Directors’ Plan.

     Under the terms of the Restated Directors’ Plan, the Company is authorized to make awards of only nonqualified stock options (“NQSOs”) to non-employee directors, which enables the Company to attract and retain outside directors of the highest caliber and experience and provide an incentive for such directors to increase their proprietary interest in Company’s long-term success. The following summary of certain features of the Restated Directors’ Plan is qualified in its entirety by reference to the full text of the Restated Directors’ Plan, which is attached to this proxy statement as Appendix C.

     Summary of the Directors’ Plan and the 2005 Amendments.

     General. The Restated Directors’ Plan permits the Company to grant NQSOs to non-employee directors. The Restated Directors’ Plan is currently due to terminate on February 28, 2006 and no Awards may be granted after the termination date, unless extended. The Restated Directors’ Plan currently covers a maximum of 200,000 shares of common stock (subject to share adjustments as described in the Restated Directors’ Plan), which may be either authorized and unissued shares of common stock or shares held in the Company’s treasury. Under the Directors’ Plan, optionees receive “Initial Grants” to purchase 10,000 shares of common stock of the Company. Such Initial Grants vest in three equal annual installments with the first installment vesting on the date of grant. After each year’s annual meeting, optionees also receive additional “Annual Grants” to purchase 3,000 shares of common stock of the Company. The Annual Grants vest in four equal quarterly installments with the first installment vesting on the date three months following the date of grant. The Restated Directors’ Plan would permit the options outstanding on or after December 31, 2004 to continue to vest for up to one full year after the termination of service for any optionee who remains in service through the date of “normal retirement age” as defined in the Company’s employee retirement plan (for such purpose, service on the Board of Directors would be deemed to represent service under the employee retirement plan).

     Administration. The Restated Directors’ Plan is administered by the Board of Directors. The Board of Directors is authorized to interpret the Restated Directors’ Plan, to make and rescind rules and regulations related thereto, and to make all determinations necessary or advisable for the administration of the Restated Directors’ Plan.

     Stock Options. Stock options granted under the Restated Directors’ Plan may be NQSOs only.

     The exercise price for stock options is the fair market value of the Company’s common stock on the date of grant. On June 29, 2005, the average of the high and low sale prices of the Company’s common stock on the NASDAQ National Market was $20.52 per share.

     The term of each NQSO is 10 years from the date of grant. Options may be exercised for three years following the termination of service for any optionee; provided that no option may be exercised following the period of exercisability set forth in the agreement related thereto.

     NQSOs may be exercised by an optionee in whole or in part by giving notice to the Company and the exercise price therefor may be paid by delivering cash or shares of unrestricted common stock having a fair market value equal to the cash exercise price of the options being exercised. Optionees may also utilize a cashless exercise feature which will enable them to exercise their options without a concurrent payment of the option price, provided that the purchased option shares are immediately sold by a designated broker and the option price is paid directly to the Company out of the sale proceeds. The Restated Directors’ Plan would also permit exercise by any legally permissible method set forth by the Board of Directors.

     NQSOs are nontransferable other than by will or by the laws of descent and distribution, and stock options are exercisable during the optionee’s lifetime only by the optionee.

     Change of Control. In the event of a “Change of Control,” as defined in the Restated Directors’ Plan, all options outstanding shall immediately vest and become fully exercisable.

     Amendments. The Board of Directors may terminate, suspend or amend the Restated Directors’ Plan, provided that such amendment, suspension, or termination may not affect the validity of the then outstanding options, and provided further that the Board may not, without the approval of stockholders (i) increase the maximum number of shares which may be issued pursuant to the provisions of the Restated Directors’ Plan, (ii) change the class of individuals eligible to receive options under the Restated Directors’ Plan, or (iii) materially increase the benefits accruing to participants under the Restated Directors’ Plan. The Restated Directors’ Plan would remove a prohibition on amending the Plan twice within six months. Although the Board of Directors has no present intention to amend the Plan twice in a six months period, this provision is no longer required under applicable law and therefore is being removed.

     Securities Authorized for Issuance Under the Directors’ Plan

     The following table provides information about the common stock issuable upon the exercise of options that were outstanding as of June 29, 2005 under the Directors’ Plan.

Weighted
	Average	Number of Shares Remaining
Number of Shares	Exercise	Available for Future Issuance
to be Issued Upon Exercise	Price of	as of June 29, 2005,
of Outstanding Options	Options	Excluding Outstanding Awards
118,000	15.86	14,000

     Federal Income Tax Consequences

     The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations. This description is not intended to address specific tax consequences applicable to individual participants in the Restated Directors’ Plan.

     Non-Qualified Stock Options. With regard to NQSOs, the director will recognize ordinary income at the time of the exercise of the option in an amount equal to the difference between the exercise price and the fair market value of the shares received on the date of exercise. Typically no tax or employment withholding applies to non-employee directors by law. When the director disposes of shares acquired upon the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount received upon sale is less than the fair market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares. The Company will generally be entitled to an income tax deduction in the amount and at the time that the director recognizes ordinary income with respect to the exercise of the option.

     Recommendation and Vote

     An affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the Restated Directors’ Plan. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted “FOR” approval of the Restated Directors’ Plan.

     The Board of Directors recommends that the stockholders vote “FOR” approval of the Directors’ Plan Amendments.

     PROPOSAL NO. 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Under authority granted to it by the Board of Directors, the Audit Committee has appointed Deloitte & Touche LLP to act as the Company’s independent auditors for the current fiscal year, subject to the ratification of such appointment by the affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year.

     In addition to performing the audit of the Company’s consolidated financial statements, Deloitte & Touche LLP provided various other services for the Company during the last two years. The aggregate fees billed for the last two years for each of the following categories of services are set forth below:

	2004	2003
Audit Fees	$2,264,000	$925,000
Audit-Related Fees	90,000	115,000
Tax Fees	275,000	175,000
All Other Fees	—	224,000

Total All Fees	$2,629,000	$1,439,000

     Audit Fees. Audit Fees include professional services rendered in connection with the audit of the Company’s consolidated financial statements, audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting, audit of the effectiveness of the Company’s internal control over financial reporting, audit of the opening balance sheet of acquisitions accounted for as a purchase, reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, consultation on accounting matters, and review of documents filed with the Securities and Exchange Commission.

     Audit-Related Fees. Audit-Related Fees include audits of the Company’s employee benefit plans and consultation on accounting matters or transactions.

     Tax Fees. Tax fees include the preparation of federal and state tax returns, and consultation related to tax planning, tax advice, tax compliance, and acquisitions.

     All Other Fees. The aggregate fees for all other services include actuarial services and evaluation and design of various employee benefit matters including consultation on employee benefit matters related to acquisitions in 2003.

     Effective March 2003, the Audit Committee of the Board of Directors implemented pre-approval procedures with respect to the provision of audit and non-audit services as required by regulations adopted by the Securities and Exchange Commission. These pre-approval procedures were not required prior to May 2003, and, accordingly, the services rendered by Deloitte & Touche LLP during the first quarter of 2003 were not subject to pre-approval.

     All services rendered by Deloitte & Touche LLP are pre-approved by the Audit Committee in accordance with the Committee’s pre-approval procedures. Under those procedures, the terms and fees of annual audit services, and changes thereto, must be approved by the Audit Committee. The Audit Committee also pre-approves the scope of audit-related, tax and other non-audit services that may be performed by the Company’s independent auditors during the fiscal year, subject to dollar limitations set by the Committee. The foregoing pre-approval procedures are subject to the de minimis exceptions for non-audit services described in Section 10A (i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit. All of the audit and non-audit services furnished subsequent to the Committee’s implementation of its pre-approval procedures in March 2003 were pre-approved by the Audit Committee.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and make a statement if they desire to do so.

     The Board of Directors recommends that the stockholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year.

OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any other matters which may come before the Annual Meeting, nor has the Company received notice of any matter by the deadline prescribed by Rule 14a-4(c) under the Exchange Act. If any other matters properly come before the meeting, the accompanying proxy confers discretionary authority with respect to any such matters, and the persons named in the accompanying proxy intend to vote in accordance with their best judgment on such matters. All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to this solicitation, officers, directors and regular employees of the Company, without any additional compensation, may solicit proxies by mail, telephone or personal contact. Morrow & Co., Inc. has been retained to assist in the solicitation of proxies for a fee of $4,000, plus reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokerage houses and other nominees for their reasonable expenses in sending proxy materials to their principals.

STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in the proxy materials for the Annual Meeting in 2006 should be addressed to the Company’s Secretary, 2511 Garden Road, Building A, Suite 200, Monterey, California 93940, and must be received no later than February ___, 2006. In addition, the Company’s Restated By-laws currently require that for business to be properly brought before an annual meeting by a stockholder, regardless of whether included in the Company’s proxy statement, the stockholder must give written notice of his or her intention to propose such business to the Secretary of the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 45 days prior to the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting (which cut-off date will be May ___, 2006 in the case of the Annual Meeting in 2006). Such notice must set forth as to each matter the stockholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such proposal. The Restated By-laws further provide that the chairman of the Annual Meeting may refuse to permit any business to be brought before an Annual Meeting without compliance with the foregoing procedures.

By Order of the Board of Directors,

Gerald J. Kitchen
Executive Vice President,
General Counsel,
Chief Administrative Officer
and Secretary

Monterey, California
July ___, 2005

     The Company will provide without charge to each person solicited hereby, upon the written request of any such person, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission (without exhibits). Requests should be made to Mr. Gerald J. Kitchen, Executive Vice President, General Counsel, Chief Administrative Officer and Secretary, 2511 Garden Road, Building A, Suite 200, Monterey, California 93940.

Appendix A

CENTURY ALUMINUM COMPANY
Audit Committee Charter

March 25, 2003
(as amended on June 29, 2004)

The Audit Committee Charter has been adopted by the Board of Directors. The Audit Committee shall review and reassess this charter annually and recommend any proposed changes to the Board of Directors for approval.

The membership of the Audit Committee shall consist of three directors, who shall meet the independence and financial literacy requirements for serving on audit committees as set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the Securities and Exchange Commission (the “SEC Rules”), and the Marketplace Rules of Nasdaq. At least one member of the committee shall be an “audit committee financial expert” as defined in the SEC Rules.

The members of the Audit Committee shall be elected annually, and one of its members shall be elected chairman by the Board.

The Audit Committee performs the function of monitoring the adequacy and effectiveness of the internal and external audit function, internal control systems, financial accounting and reporting, including the quality of the Company’s accounting principles, the independent auditors’ qualifications and independence, and adherence to applicable legal, ethical and regulatory requirements. The Committee’s responsibilities include the following:

Independent Auditors:

Pre-approve audit, audit-related, tax and permitted non-audit services and related fees (subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit).

Review the performance of the independent auditors.

Sole authority to appoint or replace the independent auditors for the annual audit (appointment subject to stockholder ratification).

Meet with the independent auditors to review the adequacy of the Company’s systems of disclosure controls and internal controls, critical accounting policies and procedures, and the internal audit function.

Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Obtain assurance from the independent auditors that in the course of conducting the audit, there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the Audit Committee under Section 10A(b) of the Exchange Act (regarding illegal acts detected by the audit firm in the course of conducting its audit).

Obtain from the independent auditors a formal written statement, consistent with Independence Standards Board Standard 1, delineating all relationships between the Company and the independent auditors, engage in a dialogue with the independent auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent auditors.

Review and discuss with management and the independent auditors the Company’s quarterly and annual audited financial statements, including:

(a)	management’s discussion and analysis of financial condition and results of operations;

(b)	all critical accounting policies and practices to be used;

(c)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(d)	other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

The independent auditors shall report directly to the Audit Committee.

Internal Audit and Internal Controls:

Review with management the adequacy of the Company’s systems of internal control to provide reasonable assurance that assets are safeguarded, prescribed policies and procedures are followed and transactions are properly recorded and reported.

Review the internal audit plan and results.

Legal, Ethical Conduct and Conflicts of Interest:

Review current or pending litigation involving the Company with the General Counsel which may have a material financial impact on the Company.

Review the Company’s policies and practices related to compliance with the law, ethical conduct and conflicts of interest, including establishment of procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters.

Other:

Review and approve all related party transactions.

Recommend to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

Issue annually a report to be included in the Company’s proxy statement as required by the SEC Rules.

Review disclosures, if any, made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisers. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of (i) compensation to the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisers employed by the Audit Committee, and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

A-2

The Audit Committee’s job is one of oversight. Management is responsible for the preparation of the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements.

The Audit Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its stockholders and others.

On an annual basis, the Audit Committee will conduct and review with the Board of Directors an evaluation of the Audit Committee’s performance with respect to the requirements of this Charter. The Audit Committee may conduct this performance evaluation in such manner as the Audit Committee, in its business judgment, deems appropriate.

A-3

Appendix B

Century Aluminum Company

AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN
Century Aluminum Company

          I. PURPOSES AND SCOPE OF PLAN

     Century Aluminum Company (the “Company”) desires to afford certain salaried officers and other salaried key employees of the Company and its subsidiaries who are in a position to affect materially the profitability and growth of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons interest in and a greater concern for the welfare of the Company. Non-employee directors are also eligible to participate in the 1996 Stock Incentive Plan (the “Plan”), which enables the Company to attract and retain outside directors of the highest caliber and experience and to provide an incentive for such directors to increase their proprietary interest in the Company’s long-term success. These objectives will be promoted through the granting to such key employees of equity instruments including (i) incentive stock options (“Incentive Options”) which are intended to qualify under Section 422 (or any successor provision) of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) options which are not intended to so qualify (“NQSOs”); and (iii) performance share units (“Performance Shares”).

     The awards offered to employees pursuant to this Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for services.

     The Company, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

          II. AMOUNT OF STOCK SUBJECT TO THE PLAN

     The total number of shares of common stock, $0.01 par value, per share, of the Company, or any other security into which such shares of common stock may be changed by reason of any transaction or event of the type referred to below in this Article II (the “Shares”) reserved and available for distribution pursuant to options and awards granted hereunder shall not exceed, in the aggregate, 5,000,000, subject to adjustment described below. All Shares available for distribution under the Plan may be issued pursuant to Incentive Options, NQSOs or Performance Shares or a combination of the foregoing.

     Shares which may be acquired under the Plan may be either shares of original issuance or treasury shares, or both, at the discretion of the Company. Whenever any outstanding option or award or portion thereof expires, is canceled, is forfeited or is otherwise terminated without having been exercised or without having fully vested, or the underlying Shares are unissued for any reason, including those withheld by or surrendered to the Company to satisfy withholding tax obligations or in payment of the exercise price of an award, the Shares allocable to the expired, canceled, forfeited or otherwise terminated portion of the option or award, and any Shares withheld by or surrendered to the Company, may again be the subject of options or awards granted hereunder. In addition, any Shares which are available or become available for grant under the Company’s Non-Employee Directors Plan on or after July 1, 2005 shall be available for grant under this Plan

     Upon any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, split-off, spin-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the aggregate number of Shares reserved for issuance under the Plan, the number and option price of Shares subject to outstanding options, the financial performance goals contained in a Performance Share award, the number of Shares subject to a Performance Share award and any other characteristics or terms of the options and awards as the Board of Directors (as hereinafter defined) or the Committee (as hereinafter defined), as the case may be, shall deem necessary or appropriate to reflect equitably the effects of such changes to the holders of options and awards, shall be appropriately substituted for new shares or other consideration, or otherwise adjusted, as determined by the Board of Directors or the Committee, as the case may be, in its discretion. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) (or any successor provision) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an incentive stock option for purposes of Section 422 (or any successor provision) of the Code without the consent of the grantee.

          III. ADMINISTRATION

     The Compensation Committee (the “Committee”) will have the authority to administer the Plan, provided that the full Board of Directors of the Company (the “Board of Directors”), at its sole discretion, may exercise any authority granted to the Committee under this Plan. The Committee shall consist of no fewer than two members of the Board of Directors, each of whom shall be a “non-employee Director” within the meaning of Rule 16b-3 or any successor rule or regulation (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee shall administer the Plan so as to comply at all times with Rule 16b-3. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time, either with or without cause, by resolution adopted by a majority of the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by a majority of the Board of Directors. The Board of Directors or the Committee may delegate to an officer of the Company the authority to make grants to persons who are not subject to Section 16 of the Exchange Act, provided such authority is limited as to time, aggregate and individual award amounts and/or such other provisions as the Board of Directors or Committee deems necessary or desirable.

     Subject to the express provisions of the Plan, the Board of Directors or the Committee, as the case may be, shall have authority, in its discretion, to (i) select employees of the Company and its subsidiaries as recipients of options or awards; (ii) determine the number and type of options or awards to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any options or awards granted; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any option or award granted and any agreements relating thereto; (vi) otherwise supervise the administration of the Plan, and (vii) establish sub-plans with such terms as the Board of Directors of the Committee deems necessary or desirable to comply with, or to qualify for preferred tax treatment under the laws, rules and regulations of any jurisdiction outside of the United States.

     The determination of the Board of Directors or the Committee, as the case may be, on matters referred to in this Article III shall be conclusive.

     The Board of Directors or the Committee, as the case may be, may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option or award granted hereunder.

     The Company shall indemnify each member of the Board of Directors or the Committee, as the case may be, for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of, or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.

          IV. ELIGIBILITY

     Options and Performance Share awards may be granted only to: (i) certain salaried officers and other salaried key employees of the Company and its subsidiaries, and (ii) non-employee directors; provided, that no person shall be eligible for any award if the granting of such award to such person would prevent the satisfaction by the Plan of the general exemptive conditions of Rule 16b-3. In no event may any eligible person be granted or awarded stock options and Performance Shares covering, in the aggregate, more than 300,000 Shares, or 500,000 Shares in the case of a newly hired person, (subject to adjustment as described in Article II above) in any fiscal year of the Company.

          V. STOCK OPTIONS

          1. General. Options may be granted alone or in addition to other awards granted under the Plan. Any options granted under the Plan shall be in such form as the Board of Directors or the Committee, as the case may be, may from time to time approve and the provisions of the option grants need not be the same with respect to each optionee. Options granted under the Plan may be either Incentive Options or NQSOs. The Board of Directors or the Committee, as the case may be, may grant to any optionee Incentive Options, NQSOs or a combination of the foregoing; provided that options granted to non-employee directors may only be NQSOs

     Options granted under the Plan shall be subject to the terms and conditions of the Plan and shall contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Board of Directors or the Committee, as the case may be, deems appropriate. Each option grant shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Committee and accepted by the optionee. Such agreement shall describe the options and state that such options are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Board of Directors or the Committee, as the case may be, may approve.

          2. Exercise Price and Payment. The price per Share under any option granted hereunder shall be such amount as the Board of Directors or the Committee, as the case may be, shall determine, provided, however, that such price shall not be less than 100% of the fair market value of the Shares subject to such option, as determined below, at the date the option is granted (110% in the case of an Incentive Option granted to any person who, at the time the option is granted, owns stock of the Company or any subsidiary or parent of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary or parent of the Company (a “10% Shareholder”)).

     If the Shares are listed on a national securities exchange in the United States on the date any option is granted, the fair market value per Share shall be deemed to be the average of the high and low sale price on such national securities exchange in the United States on the date upon which the option is granted, but if the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be the average of the high and low sale price determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such option is granted, the Board of Directors or the Committee, as the case may be, shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share. If the Shares are not listed on a national securities exchange but are quoted on the NASDAQ National Market (“NASDAQ”), the fair market value per share shall be deemed to be the average of the high and low sale prices on the date upon which the option is granted as reported by NASDAQ or, if the Shares are not quoted on such date or NASDAQ is not open for business on such date, the fair market value per Share shall be the average of the high and low sale price determined as of the closest preceding date on which NASDAQ shall have reported the Shares.

     For purposes of this Plan, the determination by the Board of Directors or the Committee, as the case may be, of the fair market value of a Share shall be conclusive.

          3. Term of Options and Limitations on the Right of Exercise. The term of each option will be for such period as the Board of Directors or the Committee, as the case may be, shall determine, provided that, except as otherwise provided herein, in no event may any option granted hereunder be exercisable more than 10 years from the date of grant of such option (five years in the case of an Incentive Option granted to a 10% Shareholder). Each option shall become exercisable in such installments and at such times as may be designated by the Board of Directors or the Committee, as the case may be, and set forth in the agreement related to the grant of options. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires. Stock options may provide for acceleration of exercisability in the event of the death, disability or retirement of the optionee.

     The Board of Directors or the Committee, as the case may be, shall have the right to limit, restrict or prohibit, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any option granted hereunder.

     To the extent that an option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

          4. Exercise of Options. Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Company’s stock plan administration group, Wells Fargo Bank, NA, or such other nominee as may be selected by the Company, specifying the number of Shares to be purchased, accompanied by payment therefore made to the Company for the full purchase price of such Shares or in such other manner as the Company may direct or as provided in the applicable option agreement.

     Upon the exercise of an option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the holder of an option may, to the extent permitted by applicable law, exercise an option in whole or in part, by any method permitted by the Committee.

     Notwithstanding the foregoing, the Company, in its sole discretion, may establish cashless exercise procedures whereby an option holder, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an option or a portion thereof without making a direct payment of the option price to the Company, including a program whereby option shares would be sold on behalf of and at the request of an option holder by a designated broker and the exercise price would be satisfied out of the sale proceeds and delivered to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any option holder wishing to utilize the cashless exercise program.

     If an option granted hereunder shall be exercised by the legal representative of a deceased option holder or former option holder or by a person who acquired an option granted hereunder by bequest or inheritance or by reason of the death of any option holder or former option holder, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such option.

          5. Nontransferability of Options. An Incentive Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Incentive Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder. Except as determined by the Board of Directors of the Committee or otherwise provided in the applicable option agreement, a NQSO granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), or for the benefit of any immediate family member of the option holder. The option of any person to acquire Shares and all his rights thereunder shall terminate immediately if the holder: (a) attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the option or any rights thereunder to any other person except as permitted above; or (b) becomes insolvent or bankrupt or becomes involved in any matter so that the option or any rights thereunder becomes subject to being taken from him to satisfy his debts or liabilities.

          6. Termination of Employment or Service. Except as set forth in Article VII, unless otherwise specified by the Board of Directors or the Committee, as the case may be, upon termination of employment of any option holder who was an employee of the Company or its subsidiaries, any option previously granted to such option holder, shall, to the extent not theretofore exercised, be cancelled and become null and void, and all of the option holder’s rights thereunder shall terminate provided that:

          (a) if the employee option holder shall die while in the employ of the Company or any subsidiary of the Company, and at a time when such employee was entitled to exercise an option as herein provided, his estate or the legatees or distributees of his estate or of the option, as the case may be, of such option holder, may, within three years following the date of death, but not beyond that time and in no event later than the expiration date of the option, exercise such option, to the extent not theretofore exercised, in respect of any or all of such number of Shares which the option holder was entitled to purchase;

          (b) if an employee option holder terminates his or her employment by reason of taking retirement with the Company or a subsidiary on or after the age 62 under the Company’s Employees Retirement Plan, or disability (as described in Section 22 (e) (3) of the Code and in the Company’s Employees Retirement Plan), the Optionee shall have the right to exercise such option up to the earlier of (i) three years following the date of retirement or disability and (ii) the expiration of the option; and

          (c) if an employee option holder terminates his or her employment by reason of taking retirement with the Company or a subsidiary prior to the age 62 under the Company’s Employees Retirement Plan, the Optionee shall have the right to exercise such option up to the earlier of (i) 90 days following the date of retirement and (ii) the expiration of the option

     Any options granted to a non-employee director of the Company shall terminate on the earliest to occur of the following:

     (a) Subject to Article VII, three years after the date on which the optionee ceases to be a director of the Company (during which period the Option shall be exercisable only to the extent exercisable on the date of such cessation); and

     (b) 10 years year after the date on which the option was granted.

     Any options issued or outstanding on or after December 31, 2004 shall continue to vest in accordance with their terms (for up to one full year, in the case of non-employee directors) if the option holder terminates his or her employment with the Company or any of its subsidiaries or, in the case of non-employee directors, ceases to be a director on or after attaining “Normal Retirement Age” under the Company’s Employee Retirement Plan (for this purpose, service on the Company’s Board shall be deemed service under the Company’s Employee Retirement Plan).

     In no event shall any person be entitled to exercise any option after the expiration of the period of exercisability of such option as specified therein.

     For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an “employee” of such corporation for purposes of Section 422(a) of the Code.

     A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by the Company to employment by a subsidiary of the Company or (ii) the transfer of an employee from employment by a subsidiary of the Company to employment by the Company or by another subsidiary of the Company.

          7. Maximum Allotment of Incentive Options. If the aggregate fair market value of Shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company and any parent or any subsidiary of the Company) exceeds $100,000, any options which otherwise qualify as Incentive Options, to the extent of the excess, will be treated as NQSOs.

          VI. PERFORMANCE SHARE AWARDS

          1. General. Performance Share awards may be granted alone or in addition to any other awards granted under the Plan. The provisions of Performance Share awards need not be the same with respect to each recipient. Performance Share awards granted under the Plan shall be in such form as the Board of Directors or the Committee, as the case may be, may from time to time approve. Each grant of a Performance Share award shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Board of Directors or the Committee, as the case may be, and accepted by the recipient. Such agreement shall describe the Performance Share award and state that such award is subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Board of Directors or the Committee, as the case may be, may approve. Each Performance Share awarded under the Plan shall entitle the grantee to receive one Share upon vesting of such Performance Share.

          2. Restrictions. Each Performance Share award shall vest upon (A) the passage of time and/or (B) the attainment by the Company of specified performance objectives. Company performance objectives may be expressed in terms of (i) earnings per share, (ii) pre-tax profits (either on the Company or business unit level), (iii) net earnings or net worth, (iv) return on equity or assets, (v) any combination of the foregoing, or (vi) any other standard or standards deemed appropriate by the Board of Directors or the Committee, as the case may be, at the time the award is granted. Such time periods (the “Performance Period”) and performance goals shall be set by the Board of Directors or the Committee, as the case may be, in its sole discretion.

     Performance Share awards shall become vested in a recipient upon the lapse of the Performance Period, if any, and/or the attainment of the associated performance goals set forth in the agreement between the recipient and the Company. Performance Share awards shall vest in such installments and at such times as may be designated by the Board of Directors or the Committee, as the case may be, and set forth in the agreement related to the granting of the Performance Share awards. The agreement evidencing the Performance Share awards may provide for acceleration of vesting in the event of the death, disability or retirement of the recipient.

          3. Stock Certificate. No stock certificates shall be issued to the recipient with respect to Performance Share awards until such time as the Performance Share awards vest.

          4. Treatment of Dividends. If any ordinary cash dividends are declared or paid on Shares, the record date of which is prior to the forfeiture or the vesting of Performance Share awards, the holder of the Performance Share awards shall be entitled to receive an amount equal to the amount of the per Share dividend declared for each Performance Share. Such dividends shall be paid to such recipients at the same time and in the same manner as dividends are paid to stockholders of the Company.

          5. Nontransferability. Subject to the provisions of this Plan and the applicable agreement, during the period when the Performance Shares have not vested, the recipient shall not be permitted to sell, transfer, pledge, assign or otherwise encumber Performance Shares awarded under the Plan.

          6. Shareholder Rights. The recipient shall have no rights with respect to the Performance Shares or any Shares related thereto until they have vested, including no right to vote the Performance Shares or such Shares, other than the right to receive dividends as set forth in the Plan.

          7. Termination of Employment. Subject to the provisions of Paragraph 2 above, all unvested Performance Shares shall be forfeited upon termination of employment.

          VII. CHANGE OF CONTROL

     Notwithstanding anything to the contrary contained herein, upon a Change of Control (as defined below) of the Company, (i) all options shall immediately vest and become exercisable in full during the remaining term thereof, and shall remain so, whether or not the option holder to whom such options have been granted remains an employee of the Company or its subsidiaries, and (ii) the restrictions applicable to any or all Performance Share awards shall lapse and such awards shall be fully vested.

     In the event of certain transactions such as those involving a change in the composition of the Board of Directors, sale of the Company’s shares of capital stock or assets, reorganization, merger, liquidation, etc., the Board of Directors, in its sole discretion, may, but is not required to, deem such event to be a “Change of Control.” Notwithstanding the foregoing, a Change of Control shall be deemed to have occurred upon the occurrence of any of the following events:

          (a) any person (which shall mean and include an individual, corporation, partnership, group, association or other “person”, as such term is used in Sections 13 and 14 of the Exchange Act) which theretofore beneficially owned less than 20% of the Shares then outstanding, acquires Shares in a transaction or series of transactions, not previously approved by the Board of Directors, that results in such person directly or indirectly owning at least 20% of the Shares then outstanding; or

          (b) the election or appointment, within a 12 month period, of persons to the Board who were not directors at the beginning of such 12 month period, whose election or appointment was not approved by a majority of those persons who were Board members at the beginning of such period, and which newly elected or appointed Board members shall constitute a majority of the Board.

     Notwithstanding anything herein to the contrary, no Change of Control (only with respect to the particular option holder or award grantee referred to therein in the case of (A)) shall be deemed to have occurred by virtue of any event which results from the acquisition, directly or indirectly, of 20% or more of the outstanding Shares by (A) the option holder or Performance Share recipient or a person including the option holder or Performance Share recipient, (B) the Company, (C) a subsidiary of the Company, or (D) any savings, pension or other employee benefit plan of the Company or of a subsidiary, or any entity holding securities of the Company recognized, appointed, or established by the Company or by a subsidiary for or pursuant to the terms of such plan.

          VIII. PURCHASE FOR INVESTMENT

     Except as hereafter provided, the Company may require the recipient of Shares pursuant to an option or award granted hereunder, upon receipt thereof, to execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder’s own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any of such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which Registration Statement has become effective and is current with regard to the Shares being offered or sold, or (b) a specific exemption from the registration requirements of the Act, but in claiming such exemption the holder shall, prior to any offer for sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Act) if the Shares being reoffered are registered under the Act and a prospectus in respect thereof is current.

          IX. ISSUANCE OF CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

     The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to a grant hereunder and may issue such “stop transfer” instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Act, (ii) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

     The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares upon exercise of an option or grant of Performance Share awards, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states).

     All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

          X. WITHHOLDING TAXES

     An employee exercising an Option or acquiring Shares pursuant to the vesting of Performance Shares may elect to have Shares withheld by the Company in order to satisfy tax obligations. The amount of such Shares shall not be less than nor exceed such number as determined by the Committee as appropriate to avoid the award being subject to variable accounting under Accounting Principle 25 or treatment as a liability award under Financial Accounting Standard 123R. Any such election shall be made pursuant to a written notice signed by the employee. The Company may require an employee exercising an NQSO or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code) or acquiring Shares pursuant to Performance Share awards to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the issuance or disposition of Shares. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the employee upon such terms and conditions as the Board of Directors or the Committee, as the case may be, shall prescribe. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, modify the provisions of this Article X or impose such other restrictions or limitations as may be necessary to ensure that the withholding transactions described above will be exempt transactions under Section 16(b) of the Exchange Act.

     With respect to withholding required hereunder, an optionee or holder of a Performance Share award may elect, subject to the approval of the Board of Directors or the Committee, as the case may be, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a fair market value (as determined under the provisions of Article V, Paragraph 2) on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the optionee or holder, and shall be subject to any restrictions or limitations that the Board of Directors or the Committee, as the case may be, in its sole discretion, deems appropriate.

     If an optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such optionee pursuant to the exercise of an Incentive Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the optionee pursuant to such exercise, the optionee shall, within 10 days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

          XI. DEFERRAL

     The Board of Directors or the Committee, as the case may be, may permit an optionee or holder of Performance Share awards to defer such individual’s receipt of Shares that would otherwise be due to such optionee or holder by virtue of the exercise of an option or the lapse of restrictions with respect to Performance Share awards. If any such deferral election is required or permitted, the Board of Directors or the Committee, as the case may be, shall, in its sole discretion, establish rules and procedures for such deferrals. The Committee may provide for such provisions as it deems necessary with respect to an award, including after it is granted, to prevent the award from being subject to or violating the requirements of Section 409A of the Code.

          XII. LISTING OF SHARES AND RELATED MATTERS

     If at any time the Board of Directors or the Committee, as the case may be, shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors or the Committee, as the case may be. Notwithstanding the foregoing, none of the Company, the Committee or the Board of Directors shall be obligated to list, register, qualify or otherwise seek an exemption from the foregoing with respect to the Shares.

          XIII. AMENDMENT OF THE PLAN

     The Board of Directors or the Committee, as the case may be, may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (i) increase the total number of Shares which may be issued under the Plan (other than an increase resulting from an adjustment provided for in Article II, (ii) modify the provisions of the Plan relating to eligibility, (iii) materially increase the benefits accruing to participants under the Plan, or (iv) extend the maximum period of the Plan. The Board of Directors or the Committee, as the case may be, shall be authorized to amend the Plan and the awards granted hereunder to permit the Incentive Options granted hereunder to qualify as incentive stock options within the meaning of Section 422 of the Code (or such successor provision) and to comply with Rule 16b-3 of the Exchange Act. The rights and obligations under any option or award granted before amendment of the Plan or any unexercised portion of such option shall not be adversely affected by amendment of the Plan or the option without the consent of the holder of the option or the award.

          XIV. TERMINATION OR SUSPENSION OF THE PLAN

     The Board of Directors or the Committee, as the case may be, may at any time suspend or terminate the Plan. The Plan, unless sooner terminated by action of the Board of Directors or the Committee, as the case may be, shall terminate as provided in Article XVII. An option or award may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any option or award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the option or award was granted. The power of the Board of Directors or the Committee, as the case may be, to construe and administer any options and awards granted prior to the termination or suspension of the Plan under Article III nevertheless shall continue after such termination or during such suspension.

          XV. GOVERNING LAW

     The Plan, such options and awards as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

          XVI. PARTIAL INVALIDITY

     The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

          XVII. EFFECTIVE DATE, DURATION OF THE PLAN

     The Plan shall become effective on the date it is approved by the Company’s stockholders, and shall remain in effect, subject to the provisions of Article VII, until terminated by the Board of Directors. In no event may any options or Performance Shares be granted under the Plan on or after the tenth anniversary of the date the Plan is approved by the company’s stockholders; provided, however, that the term of previously granted Options and Performance Shares may extend beyond that date.

Appendix C

Century Aluminum Company

AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

     I. PURPOSES.

     Under this Non-Employee Directors’ Stock Option Plan (the “Plan”) of Century Aluminum Company (the “Company”), options (“Options’’) shall be granted to directors who are not employees of the Company or any of its subsidiaries (“Non-employee Directors”) to purchase shares of the Company’s capital stock. The Plan is designed to enable the Company to attract and retain outside directors of the highest caliber and experience and to provide an incentive for such directors to increase their proprietary interest in the Company’s long-term success. Options are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

     II. AMOUNT OF STOCK SUBJECT TO THE PLAN

     The total number of shares of common stock, $0.01 par value per share, of the Company, or any other security into which such shares of common stock may be changed by reason of any transaction or event of the type referred to below in Article XII (the “Shares”) which may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed, in the aggregate, 200,000. The number of shares available for grant under this Plan will be increased by shares that are not issued upon the exercise of an Option for any reason, including in connection with a net exercise to pay the exercise price (to the extent permitted by the Board)or applicable withholding taxes.

     Shares which may be acquired under the Plan may be either Shares of original issuance or treasury shares of issued stock held in the Company’s treasury, or both, at the discretion of the Company. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, new Options may be granted with respect to the Shares covered by such expired or terminated Option, provided that the grant and the terms of such new Options shall in all respects comply with the provisions of the Plan.

     III. ADMINISTRATION

     The Plan shall be administered by the Board of Directors of the Company (the “Board”). The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Option granted and any agreements, notifications or other documents relating thereto; and to otherwise supervise the administration of the Plan. No member of the Board shall participate in any vote by the Board on any matter materially affecting the right of any such member under the Plan.

     IV. ELIGIBILITY

     Options may be granted only to Non-employee Directors.

     V. OPTION AGREEMENT

     Each Option granted under the Plan shall be evidenced by an agreement duly executed on behalf of the Company. Each such agreement shall comply with and be subject to the terms and conditions of the Plan. Any such agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board.

     VI. GRANTS OF OPTIONS

     Options shall be granted to Non-employee Directors as follows:

     a. Each newly-elected Non-employee Director elected to the Board shall be granted Options to purchase 10,000 Shares. The Vice Chairman of the Board, if any, shall be granted Options to purchase 25,000 Shares. The Options referred to in this paragraph (a) are collectively referred to herein as the “Initial Grant”; and

     b. On the first business day immediately following the date of each annual meeting of the stockholders of the Company at which directors are elected in each year commencing after 1996, each Non-employee Director shall be granted (an “Annual Grant”) Options to purchase 3,000 Shares.

     VII. OPTION PRICE AND PAYMENT

     The price per Share under any Option granted hereunder shall be equal to 100% of the fair market value of the Shares subject to such Option, on the date the Option is granted.

     If the Shares are listed on a national securities exchange in the United States on the date any Option is granted, the fair market value per Share shall be deemed to be the average of the high and low sale price on such national securities exchange in the United States on the date upon which the Option is granted, but if the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be the average of the high and low sale price determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such Option is granted, the Board shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share. If the Shares are not listed on a national securities exchange but are quoted on the Nasdaq National Market (“NASDAQ”), the fair market value per share shall be deemed to be the average of the high and low sale price on the date upon which the Option is granted as reported by NASDAQ or, if the Shares are not quoted on such date or NASDAQ is not open for business on such date, the fair market value per Share shall be the average of the high and low sale price determined as of the closest preceding date on which NASDAQ shall have reported the Shares. If the Shares are not traded publicly, the fair market value of the Shares shall be determined in good faith by the Board.

     For purposes of this Plan, the determination by the Board of the fair market value of a Share shall be conclusive.

     VIII. LIMITATIONS ON THE RIGHT OF EXERCISE

     Options granted pursuant to Initial Grants for the purchase of Shares shall vest and become exercisable in three equal installments on each of (i) the date of grant; (ii) the first anniversary of the date of grant and (iii) the second anniversary of the date of grant. Options granted pursuant to Annual Grants for the purchase of Shares shall vest and become exercisable in four equal installments on each of (i) the date three months following the date of grant; (ii) the date six months following the date of grant; (iii) the date nine months following the date of grant and (iv) the first anniversary of the date of grant.

     To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

     IX. EXERCISE OF OPTIONS

     Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased, accompanied by payment therefore made to the Company for the full purchase price of such Shares.

     Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the Board, in its discretion, may permit the holder of an Option, to the extent permitted by applicable law, to exercise an Option in whole or in part, by any means the Board determines appropriate.

     Notwithstanding the foregoing, the Company, in its sole discretion, may establish cashless exercise procedures whereby an Option holder, subject to the requirements of Rule 16b-3 (“Rule l6b-3”), promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company, including a program whereby Option shares would be sold on behalf of and at the request of an Option holder by a designated broker and the exercise price would be satisfied out of the sale proceeds and delivered to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Option holder wishing to utilize the cashless exercise program.

     If an Option granted hereunder shall be exercised by legal representative of a deceased Non-employee Director or former Non-employee Director, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any Non-employee Director or former Non-employee Director, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

     X. NONTRANSFERABILITY OF OPTIONS

     An Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder.

     XI. TERM OF OPTION

     The Options shall terminate on the earliest to occur of the following:

     (a) Subject to Article XIII, three years after the date on which the optionee ceases to be a director of the Company (during which period the Option shall be exercisable only to the extent exercisable on the date of such cessation); and

     (b) 10 years after the date on which the Option was granted.

     In no event, however, shall any person be entitled to exercise any Option after the expiration of the period of exercisability of such Option as specified therein.

     Notwithstanding the above, all Options outstanding on or after December 31, 2004, shall continue to vest for up to one full year after the option holder retires or otherwise terminates his or her service as a director if such retirement or termination occurs on or after the date the option holder attains “normal retirement age” under the Company’s Employee Retirement Plan (for this purpose, service on the Company’s Board shall be deemed service under the Company’s Retirement Plan);

     XII. ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS

     Upon any stock dividend, sale of all or a substantial portion of the Company’s assets, rights offering, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, spin-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the Board shall make any adjustment as may be appropriate to the maximum number of Shares subject to the Plan, the number of Shares and price per Share subject to outstanding Options and such other adjustments as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Board as to these matters shall be conclusive.

     XIII. CHANGE OF CONTROL

     Notwithstanding anything contained herein to the contrary, in the event of a Change in Control (as hereinafter defined) all Options shall immediately vest and become exercisable in full during the remaining term thereof, and shall remain so, whether or not the Option holder to whom such Options have been granted remains a Non-employee Director of the Company.

     In the event of certain transactions such as those involving a change in the composition of the Board of Directors, sale of the Company’s shares of capital stock or assets, reorganization, merger, liquidation, etc., the Board of Directors, in its sole discretion, may, but is not required to, deem such event to be a “Change of Control.” Notwithstanding the foregoing, a Change of Control shall be deemed to have occurred upon the occurrence of any of the following events:

          (a) any person (which shall mean and include an individual, corporation, partnership, group, association or other “person”, as such term is used in Sections 13 and 14 of the Exchange Act) which theretofore beneficially owned less than 20% of the Shares then outstanding, acquires Shares in a transaction or series of transactions, not previously approved by the Board of Directors, that results in such person directly or indirectly owning at least 20% of the Shares then outstanding; or

          (b) the election or appointment, within a 12 month period, of persons to the Board who were not directors at the beginning of such 12 month period, whose election or appointment was not approved by a majority of those persons who were Board members at the beginning of such period, and which newly elected or appointed Board members shall constitute a majority of the Board.

     XIV. WITHHOLDING TAXES

     The Company may require a Non-employee Director exercising an Option to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the issuance or disposition of Shares. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Non- employee Director upon such terms and conditions as the Board shall prescribe. Notwithstanding the foregoing, the Board, by the adoption of rules or otherwise, may modify the provisions of this Article XIV or impose such other restrictions or limitations as may be necessary to ensure that the withholding transactions described above will be exempt transactions under Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).

     XV. PURCHASE FOR INVESTMENT

     The Board may require the holder of an Option granted hereunder, upon any exercise thereof, to execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder’s own account, for investment only and not with a view to the resale or distribution thereof.

     XVI. ISSUANCE OF SHARES; LEGENDS; PAYMENT OF EXPENSES

     Upon any exercise of an Option which may be granted hereunder and payment of the purchase price, the Shares as to which the Option has been exercised shall be issued by the Company in the name of the person exercising the Option and shall be delivered to or upon the order of such person or persons.

     The Company may endorse such legend or legends upon certificates for Shares issued upon exercise of an Option granted hereunder and may issue such “stop transfer” instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or (ii) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares.

     XVII. LISTING OF SHARES AND RELATED MATTERS

     If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

     XVIII. AMENDMENT OF THE PLAN

     The Board may, from time to time, amend the Plan, provided, however, that to the extent required pursuant to Rule 16b-3 under the Exchange Act no amendment shall be made, without the approval of the stockholders of the Company, that will (i) increase the total number of Shares reserved for Options under the Plan (other than an increase resulting from an adjustment provided for in Article XII), (ii) modify the provisions of the Plan relating to eligibility, or (iii) materially increase the benefits accruing to participants under the Plan.

     XIX. TERMINATION OR SUSPENSION OF THE PLAN

     The Board may at any time suspend or terminate the Plan. The Plan, unless sooner terminated by action of the Board, shall terminate at the close of business on the Termination Date (as hereinafter defined). An Option may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon, the consent of the person to whom the Option was granted. The power of the Board to construe and administer any Options granted prior to the termination or suspension of the Plan under Article III nevertheless shall continue after such termination or during such suspension.

     XX. GOVERNING LAW

     The Plan, such Options as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

     XXI. PARTIAL INVALIDITY

     The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

     XXII. GENERAL

     A. Participant’s or Successor’s Rights as Stockholder

     Neither the recipient of an Option under the Plan nor the optionee’s successor(s) in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to an Option granted to such person until such person becomes a holder of record of such Shares.

     B. Limitation as to Directorship

     Neither the Plan nor the granting of an Option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an optionee has a right to continue as a director for any period of time or at any particular rate of compensation.

     XXIII. EFFECTIVE DATE; DURATION OF THE PLAN

     The Plan shall become effective on the date on which it is approved by the Company’s stockholders and shall remain in effect, subject to the provisions of Article XVIII, until terminated by the Board of Directors. In no event may any Options be granted under the Plan on or after the tenth anniversary of the date the Plan is approved by the Company’s stockholders, provided, however, that previously granted Options may extend beyond that date.

     XXIV. COMPLIANCE WITH RULE 16B-3

     It is the intention of the Company that the Plan comply in all respects with Rule l6b-3 and that Plan participants remain disinterested persons (“disinterested persons”) for purposes of administering other employee benefit plans of the Company and having such other plans be exempt from Section 16(b) of the Exchange Act. Therefore, if any Plan provision is later found not to be in compliance with Rule 16b-3 or if any Plan provision would disqualify Plan participants from remaining disinterested persons, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

Annual Meeting Proxy Card

A Election of Class III Directors for term to expire in 2008

1.	The Board of Directors recommends a vote FOR the listed nominees.
		For	Withheld
	01 — Craig A. Davis	☐	☐
	02 — Robert E. Fishman, Ph.D.	☐	☐
	03 — Jack E. Thompson	☐	☐

B Other Proposals

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	Proposal to amend the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock, par value $.01 per share.	☐	☐	☐

		For	Against	Abstain
3.	Proposal to amend and restate the Company’s 1996 Stock Incentive Plan.	☐	☐	☐

		For	Against	Abstain
4.	Proposal to amend and restate the Company’s Non-Employee Directors’ Stock Option Plan.	☐	☐	☐

		For	Against	Abstain
5.	Proposal to ratify the appointment of Deloitte & Touche LLP as auditors for fiscal year 2005.	☐	☐	☐

6.	By signing below, the undersigned authorizes the proxies to vote, in their discretion, upon such other matters as may properly come before the meeting.

Please mark this box with an X if you plan to attend the annual meeting.	☐

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please sign exactly as name or names appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporation officer, give full title. If more than one trustee, all should sign.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

		☐ ☐/☐☐/☐☐☐☐
	1 UPX HHH PPPP	0036692

Proxy — Century Aluminum Company

Proxy Solicited on Behalf of the Board of Directors for Annual Meeting on August 10, 2005

The undersigned appoints Gerald J. Kitchen and Peter C. McGuire the proxies (each with power to act alone and with power of substitution) of the undersigned to vote at the Annual Meeting of Stockholders of Century Aluminum Company to be held at the executive offices of the Company, Monterey, CA at 8:30 a.m., local time, on Wednesday, August 10, 2005, and at any adjournment, all shares of stock which the undersigned is entitled to vote thereat upon all matters properly brought before the meeting.

This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5.

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)